EXHIBIT (C)(2)(B)

PRESENTATION MATERIALS/ANNEXES TO THE REPORT OF COLIN BECKER, DATED AUGUST 5, 2016

This Exhibit (c)(2)(B) is a free English translation and should not be construed as being identical in content to the original Spanish document, which will prevail in the event of any discrepancy with the English translation.

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this Schedule 13E-3.

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this Schedule 13E-3.

ANNEX I

Unaudited pro forma consolidated statement of financial position resulting from the merger between Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. as at June 30th, 2016, as adjusted by the Independent Appraiser

The English version of this unaudited pro forma consolidated statement of financial position is provided solely for the convenience of non-Spanish readers as a free translation from the Spanish language original, which is the official and binding version.

ENERSIS AMERICAS S.A. AND ITS SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2016

(In thousands of Chilean pesos)

Assets	Enersis Américas Consolidated Historical M$	Less: Desconsolidation of Chilectra Américas, Endesa Américas and consolidation adjustments M$	Enersis Américas Combined M$	Chilectra Américas Consolidated M$	Endesa Américas Consolidated M$	Consolidation Adjustments M$	Note		Enersis Américas Consolidated Historical M$	Pro-Forma Adjustments M$	Note	Pro Forma Enersis Américas Merged M$
	(1)	(2)	(3)	(4)	(5)	(6)			(7)	(8)		(9)
Current Assets
Cash and equivalents	1,113,569,619	(133,223,343)	980,346,276	19,585,660	113,637,683	—			1,113,569,619	—		1,113,569,619
Other current financial assets	142,620,909	(3,351,615)	139,269,294	20,656	3,330,959	—			142,620,909	—		142,620,909
Other current non-financial assets	89,840,199	(8,182,421)	81,657,778	—	8,182,421	—			89,840,199	—		89,840,199
Trade and other current receivables	1,189,121,678	(228,346,902)	960,774,776	25,417	228,027,444	294,041	(i	)	1,189,121,678	—		1,189,121,678
Account receivables from related parties	144,502,911	53,209,545	197,712,456	16,145,750	66,707,642	(136,062,937)	(i	)	144,502,911	—		144,502,911
Inventories	75,897,505	(27,095,115)	48,802,390	—	27,095,115	—			75,897,505	—		75,897,505
Current tax assets	87,722,866	(3,044,045)	84,678,821	1,557,509	1,486,536	—			87,722,866	—		87,722,866
Current assets other than assets or disposal groups classified as held for sale or as held for distribution to owners	2,843,275,687	(350,033,896)	2,493,241,791	37,334,992	448,467,800	(135,768,896)			2,843,275,687	—		2,843,275,687

TOTAL CURRENT ASSETS	2,843,275,687	(350,033,896)	2,493,241,791	37,334,992	448,467,800	(135,768,896)			2,843,275,687	—		2,843,275,687

NON-CURRENT ASSETS
Other non-current financial assets	609,738,969	(1,491,012)	608,247,957	—	1,491,012	—			609,738,969	—		609,738,969
Other non-current non-financial assets	88,622,505	(1,130,895)	87,491,610	—	1,130,895	—			88,622,505	—		88,622,505
Trade and other non-current receivables	350,128,561	(218,201,571)	131,926,990	—	218,201,571	—			350,128,561	—		350,128,561
Non-current account receivables from related parties	270,698	—	270,698	—	—	—			270,698	—		270,698
Investments accounted for using the equity method	31,241,693	1,587,466,011	1,618,707,704	504,243,419	534,850,522	(2,626,559,952)	(ii	)	31,241,693	—		31,241,693
Intangible assets other than goodwill	1,153,454,168	(31,531,661)	1,121,922,507	—	31,531,661	—			1,153,454,168	—		1,153,454,168
Goodwill	479,483,670	(264,848,570)	214,635,100	—	96,566,275	168,282,295	(iii	)	479,483,670	—		479,483,670
Property, plant and equipment	5,024,807,458	(2,632,392,915)	2,392,414,543	—	2,632,392,915	—			5,024,807,458	—		5,024,807,458
Deferred tax assets	137,434,192	(15,792,255)	121,641,937	60,489	15,731,766	—			137,434,192	—		137,434,192

TOTAL NON-CURRENT ASSETS	7,875,181,914	(1,577,922,868)	6,297,259,046	504,303,908	3,531,896,617	(2,458,277,657)			7,875,181,914	—		7,875,181,914

TOTAL ASSETS	10,718,457,601	(1,927,956,764)	8,790,500,837	541,638,900	3,980,364,417	(2,594,046,553)			10,718,457,601	—		10,718,457,601

ENERSIS AMERICAS S.A. AND ITS SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2016

(In thousands of Chilean pesos)

EQUITY AND LIABILITIES	Enersis Américas Consolidated Historical M$	Less: Desconsolidation of Chilectra Américas, Endesa Américas and consolidation adjustments M$	Enersis Américas Combined M$	Chilectra Américas Consolidated M$	Endesa Américas Consolidated M$	Consolidation Adjustments M$	Note	Enersis Américas Consolidated Historical M$	Pro-Forma Adjustments M$	Note	Pro Forma Enersis Américas Merged M$
	(1)	(2)	(3)	(4)	(5)	(6)		(7)	(8)		(9)
CURRENT LIABILITIES
Other current financial liabilities	819,420,506	(250,675,372)	568,745,134	389,761	250,285,611	—		819,420,506	—		819,420,506
Trade and other current payables	1,396,855,255	(268,343,809)	1,128,511,446	205,621	268,138,188	—		1,396,855,255	18,499,833	(a)	1,415,355,088
Accounts payable to related parties	40,131,196	70,221,572	110,352,768	549,710	59,695,554	(130,466,836)	(i)	40,131,196	—		40,131,196
Other current provisions	103,068,360	(41,732,172)	61,336,188	3,595	41,728,577	—		103,068,360	—		103,068,360
Current tax liabilities	68,867,984	(43,364,451)	25,503,533	—	43,364,451	—		68,867,984	—		68,867,984
Other current non-financial liabilities	35,420,253	(1,806,926)	33,613,327	—	1,806,926	—		35,420,253	—		35,420,253
Current liabilities other than liabilities included in disposal groups classified as held for sale	2,463,763,554	(535,701,158)	1,928,062,396	1,148,687	665,019,307	(130,466,836)		2,463,763,554	18,499,833		2,482,263,387

TOTAL CURRENT LIABILITIES	2,463,763,554	(535,701,158)	1,928,062,396	1,148,687	665,019,307	(130,466,836)		2,463,763,554	18,499,833		2,482,263,387

NON-CURRENT LIABILITIES
Other non-current financial liabilities	1,964,388,249	(925,445,179)	1,038,943,070	—	925,445,179	—		1,964,388,249	—		1,964,388,249
Trade and other non-current payables	293,476,435	(35,396,432)	258,080,003	—	35,396,432	—		293,476,435	—		293,476,435
Non-current accounts payable to related parties	—	5,302,060	5,302,060	—	—	(5,302,060)	(i)	—	—		—
Other long-term provisions	237,782,799	(58,871,199)	178,911,600	—	58,871,199	—		237,782,799	—		237,782,799
Deferred tax liabilities	226,689,740	(150,982,120)	75,707,620	—	150,982,120	—		226,689,740	—		226,689,740
Non-current provisions for employee benefits	206,274,254	(22,515,863)	183,758,391	—	22,515,863	—		206,274,254	—		206,274,254
Other non-current non-financial liabilities	19,085,817	(17,730,977)	1,354,840	—	17,730,977	—		19,085,817	—		19,085,817

TOTAL NON-CURRENT LIABILITIES	2,947,697,294	(1,205,639,710)	1,742,057,584	—	1,210,941,770	(5,302,060)		2,947,697,294	—		2,947,697,294

TOTAL LIABILITIES	5,411,460,848	(1,741,340,868)	3,670,119,980	1,148,687	1,875,961,077	(135,768,896)		5,411,460,848	18,499,833		5,429,960,681

EQUITY
Issued capital	3,575,339,010	—	3,575,339,010	137,790,702	778,936,764	(916,727,466)	(iv)	3,575,339,010	970,393,673	(b)	4,545,732,683
Retained earnings	2,148,192,728	—	2,148,192,728	530,028,911	1,329,144,560	(1,859,173,471)	(iv)	2,148,192,728	—		2,148,192,728
Share premium	—	—	—	212,082	120,497,065	(120,709,147)	(iv)	—	—		—
Other reserves	(1,976,890,178)	—	(1,976,890,178)	(127,541,482)	(946,124,191)	1,073,665,673	(iv)	(1,976,890,178)	(470,740,232)	(c)	(2,447,630,410)
Equity attributable to owners of parent	3,746,641,560	—	3,746,641,560	540,490,213	1,282,454,198	(1,822,944,411)		3,746,641,560	499,653,441		4,246,295,001
Non-controlling interests	1,560,355,193	(186,615,896)	1,373,739,297	—	821,949,142	(635,333,246)	(v)	1,560,355,193	(518,153,274)	(d)	1,042,201,919

TOTAL EQUITY	5,306,996,753	(186,615,896)	5,120,380,857	540,490,213	2,104,403,340	(2,458,277,657)		5,306,996,753	(18,499,833)		5,288,496,920

TOTAL EQUITY AND LIABILITIES	10,718,457,601	(1,927,956,764)	8,790,500,837	541,638,900	3,980,364,417	(2,594,046,553)		10,718,457,601	—		10,718,457,601

Below are presented an extraction of the notes to the unaudited pro-forma consolidated statement of financial position that were provided by the management of Enersis Américas S.A.:

1.	Historical Enersis Américas

Corresponds to consolidated historical, unaudited financial information of Enersis Américas S.A. and its subsidiaries as of June 30th, 2016.

2.	Deconsolidation of Chilectra Américas and Endesa Américas and consolidation adjustments

Corresponds to deconsolidation of the Chilectra Américas S.A. and Endesa Américas S.A groups as of June 30th, 2016, including the related consolidation adjustments.

3.	Enersis Américas combination

Represents the consolidation of Enersis Américas S.A. (parent company) with its subsidiaries and the following subgroups: Grupo Distrilima, Grupo Enel Brasil, Grupo Codensa, Grupo Dock Sud, Grupo Caboblanco, Edesur, Generalima, Cemsa and Compañía Eléctrica Veracruz S.A., recorded as investments in associate companies of Enersis Américas S.A. in the Chilectra Américas group, the Endesa Américas group, Grupo Generandes Perú and Grupo Emgesa, using the equity method.

4.	Consolidation of Chilectra Américas

Corresponds to the consolidated financial information of Chilectra Américas S.A. and its subsidiaries as of June 30th, 2016, presented to Superintendencia de Valores y Seguros (SVS).

5.	Consolidation of Endesa Américas

Corresponds to the consolidated financial information of Endesa Américas S.A. and its subsidiaries as of June 30th, 2016, presented to Superintendencia de Valores y Seguros (SVS).

6.	Consolidation adjustments

(i)	Elimination of intercompany balances of Enersis Américas with Chilectra Américas S.A. and Endesa Américas S.A.;

(ii)	Elimination of investments accounted under the equity method, belonging to companies consolidated under Enersis Américas, reported by Chilectra Américas and Endesa Américas as of June 30th, 2016, as well as the elimination of investments in related companies recorded under the equity method, of Chilectra Américas, Endesa Américas, Generandes Perú and Emgesa;

(iii)	Reclassification of goodwill amounts belonging to companies consolidated under Enersis Américas, which have been recognized as part of the carrying amount of investments accounted for using the equity method in Chilectra Américas and Endesa Américas;

(iv)	Elimination of the consolidated equity of Chilectra Américas and Endesa Américas;

(v)	Recognition of the non-controlling interests of Enersis Américas in the consolidated equities of Chilectra Américas and Endesa Américas, neto of the non-controlling interests recorded directly in Enersis Américas.

7.	Consolidation of Enersis Américas

Corresponds to unaudited consolidated historical financial information of Enersis Américas S.A. and its subsidiaries as of June 30th, 2016, presented to Superintendencia de Valores y Seguros (SVS). (Please refer to Point N°1)

8.	Merger adjustments

For the purposes of preparing the unaudited pro-forma consolidated financial statement of Enersis Américas S.A. as of June 30th, 2016, management has considered assumptions that have resulted in certain accounting adjustments in order to prepare the unaudited pro-forma financial information (“merger adjustments”), which have been reflected in the merged unaudited pro-forma consolidated statement of financial position. Preparation of the unaudited pro-forma financial information is based on the current available information and also considers the use of certain estimations in determining the unaudited pro-forma adjustments. The management of Enersis Américas S.A considers that both the assumptions and the estimates used to prepare the unaudited pro-forma financial information, provide a reasonable basis for presenting the significant impacts related to the merger.

The principal adjustments and assumptions determined by management are described below:

(a)	Trade Accounts Payable and Other Current Accounts Payable

Corresponds to (potential) tax payable of “Enersis Américas” resulting from the transfer of investments that Chilectra Américas S.A. and Endesa Américas S.A. hold in Peru. Under the Income Tax Law (Ley del Impuesto a la Renta) in Peru, this tax would be payable because of the transfer of the Peruvian shares of Chilectra Américas S.A. and Endesa Américas S.A. to Enersis Américas S.A., and is calculated on the difference between the sale value and the acquisition cost of those shares.

Concepts		June 30th, 2016
Taxes payable due to transfer of investments – Peru	USD	27,971,986.21
Currency exchange ratio ($/USD)		661.37
Tax payable due to increased taxable amount	CLPk	18,499,833

(b)	Issued Capital

Represents an increase in the capital related to the shares that will be issued by Enersis Américas (at the relevant share exchange ratios) to Endesa Américas and Chilectra Américas at the time that the merger takes place. The amount of the capital increase has been determined based on an Enersis Américas share price of $ 113.35 per share as at June 30th, 2016, which would be received by the shareholders of Endesa Américas and Chilectra Américas at the time the merger is consummated. The share exchange ratios determined by the Independent Appraiser are 2.5979 of Enersis Américas shares for each share of Endesa Américas and 3.2431 Enersis Américas shares for each share of Chilectra Américas.

Concepts		June 30th, 2016
N° of shares of minority interests in Endesa Américas		3,282,265,786
Share exchange ratio of Enersis-Endesa		2.5979
N° of new shares of Enersis Américas		8,527,100,484

N° of shares of minority interests in Chilectra Américas		10,464,606
Share exchange ratio of Enersis-Chilectra		3.2431
N° of new shares of Enersis Américas		33,937,653

N° of total shares to be issued by Enersis		8,561,038,137
Closing share price of Enersis Américas ($/acc.)		113.35
Total capital increase	CLPk	970,393,673

(c)	Other reserves

Represents the difference between the capital increase in Enersis Américas and the carrying amount of the non-controlling interests that will form a part of the share capital in equity attributable to the owners of Enersis Americas after the merger has taken place. The difference between the market value of the consideration received or paid and the amount at which the non-controlling interests have been recognized in equity attributable to shareholders of Enersis Américas has been adjusted for.

The table below summarizes the merger adjustments that have been recorded as Other Reserves:

Concepts	CLPk
Pooling-of-interest interest reserve	(452,240,399)
Tax payable due to transfer of investments – Peru (a)	(18,499,833)

Other Reserves	(470,740,232)

(d)	Non- controlling Interests participation

Represents the elimination of the carrying amount of non-controlling interests that will become direct shareholders of Enersis Américas once the merger has taken place.

Concepts	CLPk
Share capital of Endesa Américas – controlling interests	1,282,454,198
Share participation of Enersis Américas (%)	40.020%
N° of new shares of Enersis Américas	513,238,170

Share capital of Chilectra Américas – controlling interests	540,490,213
Share participation of Enersis Américas (%)	0.9094%
N° of new shares of Enersis Américas	4,915,104

Non-controlling Interest Participation – Enersis Américas	518,153,274

9.	Enersis Américas merged unaudited pro-forma financial information

Contains the unaudited consolidated financial information of Enersis Américas S.A. and its subsidiaries assuming the merger with Chilectra Américas and Endesa Américas was effective as of June 30th, 2016.

ANNEX II

Share exchange ratio determined by the Independent Appraiser at June 30th, 2016

The estimated equity of Enersis Américas S.A., Chilectra Américas S.A. and Endesa Américas S.A. at June 30th, 2016, as set out in the valuation report prepared by PwC Chile, was used to determine the share exchange ratio of the issue of Enersis Américas S.A. shares to the minority shareholders of Endesa Américas S.A. and Chilectra Américas S.A., as a baseline estimate.

Based on information provided by Management, the results of the valuation of the companies as at June 30th, 2016 estimated by PwC Chile, and considering Enersis Américas S.A. has issued, subscribed and paid 49,092,772,762 shares, Endesa Américas S.A. 8,201,754,580 shares and Chilectra Américas S.A. 1,150,742,161 shares, and the analysis performed within this this Independent Appraiser report, the share exchange ratio is as follows:

Share exchange ratio

Share exchange ratio		Enersis Américas	Endesa Américas	Chilectra Américas
Equity value	(CLP k)	3,850,306,414	2,515,487,718	440,579,968
Ownership of Endesa Américas (59.980931%)	(CLP k)	1,508,812,964
Ownership of Chilectra Américas (99.090621%)	(CLP k)	436,573,427

Total Equity	(CLP k)	5,795,692,805	2,515,487,718	440,579,968

N° Shares	(N°)	49,092,772,762	8,201,754,580	1,150,742,161
Share price	(CLP/share)	118.06	306.70	382.87

Share exchange ratio – shares Enersis Américas (1)			2.5979	3.2431

(1)	Refers to the number of shares of Enersis Américas that should be delivered to the non-controlling shareholders of Endesa Américas and Chilectra Américas as a result of the merger.

Note that the amount of shares indicated above is for reference purposes, so as to comply with the rules of the Companies Act and its regulations. The amount may be subject to variations depending on whether the shareholders exercise their right of withdrawal.

Based on the issued, subscribed and paid shares of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. at June 30th, 2016, and the valuation performed by PwC Chile, I conclude that in the event of merger between the companies, it is reasonable to apply an exchange ratio of 2.5979 shares of Enersis Américas S.A. for each share of Endesa Américas S.A. and 3.2431 Enersis Américas S.A. shares for each share of Chilectra Américas S.A.

Based on the share exchange ratio estimated by this Independent Appraiser at June 30th, 2016 and considering that Enersis Américas S.A. absorbs Endesa Américas S.A. and Chilectra Américas S.A., the minority shareholders of Endesa Américas S.A. and Chilectra Américas S.A. have 3,282,265,786 shares and 10,464,606 shares, respectively, to exchange. The number of shares that will be held by the minority shareholders of the merged company amounts to 8,561,038,137, as shown in the following table:

Share exchange ratio and shareholder participation

of post-merger Enersis Americas

Merger of Enersis Américas with Endesa Américas and Chilectra Américas	N° of shares	% Participation
Share exchange ratio of Enersis / Endesa	2.59793114
Non-controlling shareholders of Endesa Américas	3,282,265,786

Issue of new share (former non-controlling shareholders Endesa Américas)	8,527,100,484	14.7902%

Share exchange ratio of Enersis / Chilectra	3.24308943
Non-controlling shareholders of Chilectra Américas	10,464,606

Issue of new share (former non-controlling shareholders Chilectra Américas)	33,937,653	0.0589%

Enersis Américas shareholders	49,092,772,762	85.1510%

Total shares in merged Enersis Américas	57,653,810,899	100%

Total issue of new shares	8,561,038,137
Closing share price of Enersis Américas at 30-06-2016 (CLP/share)	113.35

Capital increase in Enersis Américas (CLP k)	970,393,673

The closing share price at June 30th, 2016 has been used as a baseline to determine the capital increase in Enersis Américas S.A. and the number of total shares to be issued. This capital increase is reflected in the unaudited pro-forma consolidated statement of financial position included in Annex I.

Based on the aforementioned results and assuming that none of the minority shareholders of Endesa Américas S.A. and Chilectra Américas S.A. exercise their withdrawal option, the following table sets out the shares that Enersis Américas S.A. shareholders will hold in the event of a merger:

Shareholders	N° of shares	Participation
Enersis controlling shareholder (Enel)	29,762,213,531	51.6223%
Enersis non-conrolling shareholders	19,330,559,231	33.5287%
New shareholders (former non-controlling shareholders Endesa Américas)	8,527,100,484	14.7902%
New shareholders (former non-controlling shareholders Chilectra Américas)	33,937,653	0.0589%

Enersis Américas post-merger	57,653,810,899	100.0000%

The following table sets out the range of share exchange ratio shares that Enersis Américas S.A., Endesa Américas S.A. and Chilectra S.A., based on the sensitivity analysis of estimated equity of the Companies of June 30th, 2016, as set out in the valuation report prepared by PwC Chile.

Economic Value

As of 30 June 2016

		Enersis Américas		Endesa Américas		Chilectra Américas
		Min.	Max.	Min.	Max.	Min.	Max.
	Equity Value (USD M)	8,361	9,225	3,756	3,846	571	774
DCF	Share price (CLP/share)	113	124	303	310	328	445
	Share exchange ratio			2.6892	2.4954	2.9143	3.5801

	Equity Value (USD M)	8,173	8,756	3,490	3,705	606	703
Market Multiple	Share price (CLP/share)	110	118	281	299	349	404
	Share exchange ratio			2.5558	2.5328	3.1657	3.4265

	Equity Value (USD M)	7,087	8,667	3,453	3,901	773	776
Market Cap	Share price (CLP/share)	95	117	278	315	444	446
	Share exchange ratio			2.9161	2.6942	4.6502	3.8202

Propose of Board Director to shareholders					2.8		4.0

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this Schedule 13E-3.

ANNEX III

Unaudited consolidated financial statements of Enersis Américas S.A. at June 30th, 2016

The English version of this unaudited interim consolidated statement of financial position is provided solely for the convenience of non-Spanish readers as a free translation from the Spanish language original, which is the official and binding version.

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

at June 30, 2016

(In thousands of Chilean pesos)

ASSETS	30-06-2016 M$
CURRENT ASSETS
Cash and cash equivalents	1,113,569,619
Other current financial assets	142,620,909
Other current non-financial assets	89,840,199
Trade and other current receivables	1,189,121,678
Current accounts receivable from related companies	144,502,911
Inventories	75,897,505
Current tax assets	87,722,866
Total current assets other than assets or groups of assets for disposal classified as held for sale or as held for distribution to owners	2,843,275,687
Non-current assets or groups of assets for disposal classified as held for sale	—
Non-current assets or groups of assets for disposal classified as held for sale or as held for distribution to owners	—

TOTAL CURRENT ASSETS	2,843,275,687

NON-CURRENT ASSETS
Other non-current financial assets	609,738,969
Other non-current non-financial assets	88,622,505
Trade and other non-current receivables	350,128,561
Non-current accounts receivable from related companies	270,698
Investments accounted for using the equity method	31,241,693
Intangible assets other than goodwill	1,153,454,168
Goodwill	479,483,670
Property, plant and equipment	5,024,807,458
Investment property	—
Deferred tax assets	137,434,192

TOTAL NON-CURRENT ASSETS	7,875,181,914

TOTAL ASSETS	10,718,457,601

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

at June 30, 2016

(In thousands of Chilean pesos)

LIABILITIES AND EQUITY	30-06-2016 M$
CURRENT LIABILITIES
Other current financial liabilities	819,420,506
Trade and other current payables	1,396,855,255
Current accounts payable to related companies	40,131,196
Other current provisions	103,068,360
Current tax liabilities	68,867,984
Other current non-financial liabilities	35,420,253
Total current liabilities other than those associated with groups of assets for disposal classified as held for sale	2,463,763,554
Liabilities associated with groups of assets for disposal classified as held for sale	—

TOTAL CURRENT LIABILITIES	2,463,763,554

NON-CURRENT LIABILITIES
Other non-current financial liabilities	1,964,388,249
Trade and other non-current payables	293,476,435
Other long-term provisions	237,782,799
Deferred tax liabilities	226,689,740
Non-current provisions for employee benefits	206,274,254
Other non-current non-financial liabilities	19,085,817

TOTAL NON-CURRENT LIABILITIES	2,947,697,294

TOTAL LIABILITIES	5,411,460,848

EQUITY
Issued capital	3,575,339,010
Retained earnings	2,148,192,728
Other reserves	(1,976,890,178)
Equity attributable to shareholders of Enersis	3,746,641,560

Non-controlling interests	1,560,355,193

TOTAL EQUITY	5,306,996,753

TOTAL LIABILITIES AND EQUITY	10,718,457,601

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this Schedule 13E-3.

ANNEX IV

Unaudited consolidated financial statements of Endesa Américas S.A. at June 30th, 2016

The English version of this unaudited interim consolidated statement of financial position is provided solely for the convenience of non-Spanish readers as a free translation from the Spanish language original, which is the official and binding version.

ENDESA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

at June 30, 2016

(In thousands of Chilean pesos)

ASSETS	30-06-2016 M$
CURRENT ASSETS
Cash and cash equivalents	113,637,683
Other current financial assets	3,330,959
Other current non-financial assets	8,182,421
Trade and other current receivables	228,027,444
Current accounts receivable from related companies	66,707,642
Inventories	27,095,115
Current tax assets	1,486,536

TOTAL CURRENT ASSETS	448,467,800

NON-CURRENT ASSETS
Other non-current financial assets	1,491,012
Other non-current non-financial assets	1,130,895
Trade and other non-current receivables	218,201,571
Investments accounted for using the equity method	534,850,522
Intangible assets other than goodwill	31,531,661
Goodwill	96,566,275
Property, plant and equipment	2,632,392,915
Deferred tax assets	15,731,766

TOTAL NON-CURRENT ASSETS	3,531,896,617

TOTAL ASSETS	3,980,364,417

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this Schedule 13E-3.

ANNEX V

Unaudited consolidated financial statements of Chilectra Américas S.A. at June 30th, 2016

The English version of this unaudited interim consolidated statement of financial position is provided solely for the convenience of non-Spanish readers as a free translation from the Spanish language original, which is the official and binding version.

CHILECTRA AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

at June 30, 2016

(In thousands of Chilean pesos)

ASSETS	30-06-2016 M$
CURRENT ASSETS
Cash and cash equivalents	19,585,660
Other current financial assets	20,656
Trade and other current receivables	25,417
Current accounts receivable from related companies	16,145,750
Current tax assets	1,557,509

TOTAL CURRENT ASSETS	37,334,992

NON-CURRENT ASSETS
Investments accounted for using the equity method	504,243,419
Deferred tax assets	60,489

TOTAL NON-CURRENT ASSETS	504,303,908

TOTAL ASSETS	541,638,900

LIABILITIES AND EQUITY	30-06-2016 M$
CURRENT LIABILITIES
Other current financial liabilities	389,761
Trade and other current payables	205,621
Current accounts payable to related companies	549,710
Other current provisions	3,595

TOTAL CURRENT LIABILITIES	1,148,687

TOTAL LIABILITIES	1,148,687

EQUITY
Issued capital	137,790,702
Retained earnings	530,028,911
Share premium	212,082
Other reserves	(127,541,482)

Equity attributable to shareholders of Enersis	540,490,213

TOTAL EQUITY	540,490,213

TOTAL LIABILITIES AND EQUITY	541,638,900

ANNEX VI

Valuation report on Enersis Américas, Endesa Américas and Chilectra Américas as at June 30th, 2016

Deals & Valuations

Endesa Américas S.A.

Economic Valuation Report

Strictly private and confidential

July 27th, 2016

Please note that this report is a translation of the original report issued in Spanish. In the event of doubt of misinterpretation, the information as provided in the Spanish report will prevail.

DC3—Highly confidential information

Contents Executive summary Results of the valuation Appendices Glossary

Important message to any person not authorised to have access to this report

Should any unauthorized person obtain access to and read this report, by reading this report such person accepts and agrees to the following terms:

1. The reader of this report understands that the work performed by PwC Chile was performed in accordance with instructions provided by our addressee client and was performed exclusively for our addressee client’s sole benefit and use.

2. The reader of this report acknowledges that this report was prepared at the direction of our addressee client and may not include all procedures deemed necessary for the purposes of the reader.

3. This report is a translation of the original report issued in Spanish.

4. The reader agrees that PwC Chile, its partners, employees and agents neither owe nor accept any duty or responsibility to it, whether in contract or in tort (including without limitation, negligence and breach of statutory duty), and shall not be liable in respect of any loss, damage or expense of whatsoever nature which is caused by any use the reader may choose to make of this report, or which is otherwise consequent upon the gaining of access to the report. Further, the reader agrees that this report is not to be referred to or quoted, in whole or in part, in any prospectus, registration statement, offering circular, public filing, loan, other agreement or document and not to distribute the report without PwC Chile’s prior written consent.

DC3—Highly confidential information

Contents | Executive summary | Results of the valuation | Appendices | Glossary

Santiago, July 27th, 2016
Chairman of the Board and Shareholders
Endesa Chile S.A.

Empresa Nacional de Electricidad S.A. (hereafter "Endesa Chile S.A.", "Endesa" or the "Compañía")
Santa Rosa 76
Santiago, Chile

Colin Becker
Partner
T: +(56-2) 29400689
colin.becker@cl.pwc.com

PricewaterhouseCoopers Consultores, Auditores y Compañía Limitada
(hereafter 'PwC Chile')
Av. Andrés Bello 2711, floor 5, Las Condes, Santiago, Chile
T: +56 (2) 2940 0000

Economic Valuation Report for Enersis Américas, Endesa Américas and Chilectra Américas

We are pleased to submit our report on the economic valuation of Enersis Américas, Endesa Américas and Chilectra Américas (collectively referred to as "the Group" and "the Companies") as of 30 June 2016, relating to the generation, transmission and distribution businesses developed and operated by the different companies of the Group outside of Chile.

This report has been prepared in accordance with our letter of engagement dated 28 April 2016 and the attached terms and conditions. This report has been prepared solely for the purposes stated herein and should not be relied upon for any other purpose. This economic valuation is based on the financial projections provided by Management, prepared on information generated from internal operating models, to which PwC Chile did not have access to. However, PwC Chile did have access to Management's technical teams and were able to analyse these financial projections.

Events and circumstances frequently do not occur as expected, so there could be differences between projected and actual results and those differences may be material. Accordingly, we express no opinion as to how close the actual results achieved correspond to those projected by the Group's management, and assume no responsibility or accept any obligations of compliance with the projected results.

Yours faithfully

PricewaterhouseCoopers Chile

Colin S. Becker - Partner

Endesa Américas S.A.
PwC

July 27th, 2016
3

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Contents Executive summary Results of the valuation Appendices Glossary

Contents Executive summary 5

1 General aspects 6

2 Valuation summary 9

Results of the valuation 13

3 Argentina 15

4 Brazil 30

5 Colombia 43

6 Peru 53

Appendices 64

1 Discount Rate 65

2 Market Multiples 66

3 Methodology 68

Glossary 72

Endesa Américas S.A. July 27th, 2016 PwC 4

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Contents Executive summary Results of the valuation Appendices Glossary

Executive Executive summary 5

1 General aspects 6 summary 2 Valuation summary 9

Endesa Américas S.A. July 27th, 2016 PwC 5

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Scope and process

Term Description

Scope of work - The Board of Directors of Endesa Chile S.A. contracted PricewaterhouseCoopers Chile to prepare an economic valuation of the equity of Enersis Américas, Endesa Américas and Chilectra Américas (collectively referred to as the “Group”) at 3o June 2016. This economic valuation refers to the Group’s generation, transmission and distribution operations outside of Chile.

- This economic valuation is based on the financial projections provided by Group’s Management, based on information generated from internal operating models, to which PwC did not have access. However, was able to analyse these financial projections in meetings with the Companies’ technical teams.

- It has been specifically understood and agreed in the Service Agreement that the Independent Expert is not responsible for verifying the integrity and accuracy of the information provided by the Company or the publicly available information used in the analysis and conclusions in the Report. The Independent Expert does not assume any responsibility related to errors or omissions that may exist in the information provided, or the impact that these errors or omissions could have directly or indirectly on the analysis or the conclusions.

General limiting conditions - The economic valuation was prepared based on information provided in a virtual dataroom and included: Historical financial information, Macroeconomic assumptions, Budget 2016, Capex, Business plans and Financial projections, and certain operating information on new generation plants, concession termination and renewals, generating capacity, energy sold and tariffs.

- Management coordinated presentations on the financial projections, capex, tax implications and were available to respond to queries and provide additional information as required.

- In preparing the economic valuation, PwC Chile has relied upon the completeness, accuracy and fair presentation of all the financial information, data, advice, opinions or representations obtained by it from public sources, the Board and Management, as well as other parties (collectively, the “Information”), some of which is detailed above. The economic valuation is conditional upon such completeness, accuracy and fair presentation of the Information. PwC Chile has not independently verified the completeness, accuracy and fair presentation of the Information.

- The economic valuation has been prepared on the basis of economic, financial and general business conditions existing on or about the Valuation Date. Management has provided financial projections based on their best understanding of current and expected business conditions.

Endesa Américas S.A. July 27th, 2016 PwC 6

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Scope and process

Term Description

General limiting conditions - The Economic Valuation should be read in its entirety by the reader, as selecting and relying on only specific sections (cont.) of the analyses or factors considered by PwC Chile could be misleading. Our Economic Valuation is based on the Transaction alone and does no refer to any activities subsequent to the Transaction.

- PwC Chile’s Economic Valuation is limited to the Transaction from a financial point of view and does not refer to the strategic merits of the Transaction. The Economic Valuation does not provide assurance that the best possible option for the Transaction was obtained. It represents an impartial expert judgment, not a statement of facts.

- The Economic Valuation is prepared for the Board as one factor, among others, that the Board will consider in determining whether it deems the Transaction convenient. The Economic Valuation is not to be construed as a recommendation to Management, the Special Committee or the Board, as to how to vote on, or whether to proceed with the Transaction.

- The Economic Valuation does not constitute a calculation, estimate or comprehensive valuation (also known as a valuation opinion) of the Group companies or its shares.

- Nothing contained herein is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest. The individuals that prepared the Economic Valuation did so to the best of their knowledge, acting independently and objectively.

General aspects of the work - The Group economic valuation is based on the sum of the corresponding investments in Generation, Transmission and Distribution operations in Peru, Colombia, Brazil and Argentina, under the DCF model and the unaudited financial statements at June 30th, 2016.

- As instructed by the management of Chilectra Américas S.A. and Enersis Américas S.A., the economic valuation of these companies at 30 June 2016 also includes the impact of a distribution of an extraordinary dividend to be paid by Chilectra Américas in 2016 for a total of CLP M 120,000, before the merger is legally consummated.

- The economic valuation is based on the operational cash flows from each of the operating companies controlled, either directly or indirectly by the Group.

- The macroeconomic assumptions used in the financial projections include the relevant country’s GDP, Inflation, Exchange rate and Commodity prices obtained from various sources (see section “Business overview and valuation results per country””).

Endesa Américas S.A. July 27th, 2016 PwC 7

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Scope and process

Term Description

General aspects of the work - The financial projections consider periods that are consistent with the underlying concession periods and the (cont.) operating capacity of each plant, and type of business in each market.

- The financial projections related to the operations CIEN, Fortaleza, Cachoeira de Brasil and Chocón in Argentina, are projected to the end of the current concession periods that are expected not to be renewed. In the cases of CIEN and Cachoeira, the residual value is expected to be equivalent to the net book value of the assets at the end of the concession.

- The financial projections related to Codensa include the E.E. Cundinamarca operations, as a result of the current merger of both companies that is expected will be completed by the end of 2016.

- The financial projections only include those projects currently being developed or approved for start up or development during the projection period. All other potential projects are assumed to be net zero value projects.

- The financial projections for each company are prepared in local currency.

- In addition to the DCF method, a sample of comparable market multiples was obtained in order to corroborate values. These market multiples were obtained from MILA (Chile, Colombia y Peru) and Latam.

- The EV/EBITDA multiple was selected to compare the DCF values.

- The market cap values of Enersis Américas, Endesa Américas and Chilectra Américas were obtained in order to compare DCF values, considering that the share price began trading on the Santiago Stock Exchange in April 2016 for Endesa and Enersis, respectively, and in June 2016 for Chilectra Américas.

- A sensitivity analysis has been prepared for the DCF valuation based on a maximum and minimum scenario through the adjustment of the growth and discount rates by business. For the maximum scenario a 0.2% increase was considered to the long-term growth rate for the distribution business in Colombia and Peru and for the distribution and transmission Business in Brazil. This sensitivity analysis also considers a 0.6% decrease in the local discount rate in the referred Business, as an improvement on the economic perspectives of those countries would normally imply a lower risk of the Business, thereby lower discount rates. For the minimum scenario, a 0.8% decrease in the long-term growth rate was considered for the distribution and transmission Business in Brazil, while holding unchanged the real long-term growth rate for Colombia and Peru of 0%. This decrease in the growth rate in Brazil relates to the actual high volatility in the growth of the economy. A 0.6% increase on the local discount rate in Brazil for the transmission Business and the distribution business in Brazil, Colombia and Peru were also considered in this scenario.

- The sensitivity analysis was prepared considering an adjustment of +/- 0.2x to the EV/EBITDA multiples. Market cap sensitivity considers the change of the Group share price from the beginning of stock trading up until June 30th, 2016.

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Contents | Executive summary | Results of the valuation | Appendices | Glossary

Economic value
Enersis Américas, Endesa Américas and Chilectra Américas


Enersis Américas
DCF
8,360,815
9,225,481
EV/EBITDA multiple
8,173,041
8,756,391
Market cap
7,087,376
8,666,967
Endesa Américas
DCF
3,756,285
3,846,050
EV/EBITDA multiple
3,489,743
3,705,218
Market cap
3,452,855
3,901,157
Chilectra Américas
DCF
571,145
774,178
EV/EBITDA multiple
606,471
703,300
Market cap
772,532
776,099
USD k

The charts to the left illustrate the economic valuation of Enersis Americas, Endesa Americas and Chilectra Americas based on the DCF, EV/EBITDA multiple and market cap methodologies, under the base scenario:

DCF: USD 8,763,163 k

EV/EBITDA multiple: USD 8,464,716 k

Market cap: USD 8,125,363 k

DCF: USD 3,803,450 k

EV/EBITDA multiple: USD 3,597,480 k

Market cap: USD 3,678,025 k

DCF: USD 666,163 k

EV/EBITDA multiple: USD 654,885 k

Market cap: USD 775,758 k

Endesa Américas S.A.
PwC

July 27th, 2016
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Contents | Executive summary | Results of the valuation | Appendices | Glossary

Economic value
Enersis Américas, Endesa Américas and Chilectra Américas

The table below sets out the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. (in USD and in Chile currency equivalent considering a FX rate of CLP 661.37/USD). The economic valuation includes the investments in Generation, Transmission and Distribution in Brazil, Argentina, Colombia and Peru.

(USD in thousands)	Enersis Americas	Endesa Americas	Chilectra Americas
Net cash (1)	1.244.981	61.663	(136.081)
Investments (2)	7.730.653	3.644.030	822.203
Total Equity	**8.975.634**	**3.705.693**	**686.123**
Corporate cost adjustment (3)	(308.492)	(34.243)	(36.960)
Other adjustments (4)	96.020	132.000	17.000
Equity adjustments	**(212.472)**	**97.757**	**(19.960)**
Total adjusted equity	**8.763.163**	**3.803.450**	**666.163**
Total adjusted equity (CLP)	**5.795.692.805**	**2.515.487.718**	**440.579.968**

(1) Refers to cash & cash equivalent less financial debt as of 30 June 2016. Cash & cash equivalents of Chilectra Américas and Enersis América include CLP 120.000 M (equivalent to USD 181 M) in dividends to be distributed to its shareholders in September - October 2016.

(2) Refers to the ow nership interests that each company holds in Peru, Colombia, Brazil and Argentina. Enersis Americas holds an investment in Endesa Americas (USD 2,281,345 k, equivalent to 59.980931%) and in Chilectra Americas (USD 660,105 k, equivalent to 99.090621%).

(3) Refers to the net present value of projected corporate costs.

(4) Refers to the economic compensation included in the share exchange ratio for the incremental tax cost triggered in Peru that w ill be bourne by Enersis Americas and Chilectra Americas. The amount corresponding to Enersis Americas relates to its investments in Endesa Americas and Chilectra Americas.

Endesa Américas S.A.
PwC

July 27th, 2016
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Economic value
Enersis Américas, Endesa Américas and Chilectra Américas

The table below sets out the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. as at 30 June 2016, grouped by country:

	(USD in thousands)	Enersis Americas	Endesa Americas	Chilectra Americas
Country	Colombia	2.965.514	1.280.011	225.714
	Peru	2.662.747	1.581.512	218.905
	Brazil	2.053.707	730.547	372.061
	Argentina	48.687	51.960	5.524
Subtotal		**7.730.653**	**3.644.030**	**822.203**
Others	Net cash (1)	1.244.981	61.663	(136.081)
	Corporate costs allocation (2)	(308.492)	(34.243)	(36.960)
	Otros adjustments (3)	96.020	132.000	17.000
Total equity		**8.763.163**	**3.803.450**	**666.163**
Total equity (CLP k)		**5.795.692.805**	**2.515.487.718**	**440.579.968**

(1) Refers to cash & cash equivalent less financial debt as of 30 June 2016. Cash & cash equivalents of Chilectra Américas and Enersis América include CLP 120.000 M (equivalent to USD 181 M) in dividends to be distributed to its shareholders in September - October 2016.

(2) Refers to the net present value of projected corporate costs.

(3) Refers to the economic compensation included in the share exchange ratio for the incremental tax cost triggered in Peru that will be bourne by Enersis Americas and Chilectra Americas. The amount corresponding to Enersis Americas relates to its investments in Endesa Americas and Chilectra Americas.

Endesa Américas S.A.
PwC

July 27th, 2016
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Economic value (DCF)
Enersis Américas, Endesa Américas and Chilectra Américas

The table below sets out the results of the economic valuation of the investments of the Group per business line (Generation, Distribution, Transmission, and others), in USDk.

Company	Business line	WACC	Direct Investment		Endesa Americas (Direct and Indirect)		Chilectra Americas (Direct and Indirect)		Enersis Americas (Direct and Indirect)	
			Min	Max	Min	Max	Min	Max	Min	Max
Emgesa S.A	Gx	10.94%	1,028,721	1,028,721	1,279,448	1,279,448	-	-	1,796,146	1,796,146
Codensa S.A	Dx	10.27%	858,624	1,060,055	-	-	205,101	253,218	1,061,859	1,310,970
Sociedad Portuaria Central Cartagena S.A	Other	9.88%	495	495	563	563	10	10	843	843
Colombia			**1,887,839**	**2,089,271**	**1,280,011**	**1,280,011**	**205,111**	**253,228**	**2,858,848**	**3,107,959**
Chinango S.A.C.	Gx	9.28%	66,861	66,861	197,555	197,555	-	-	185,357	185,357
Edegel S.A	Gx	9.28%	468,272	468,272	1,383,600	1,383,600	-	-	1,298,168	1,298,168
Empresa Electrica De Piura S.A	Gx	9.28%	201,729	201,729	-	-	-	-	201,729	201,729
Edelnor S.A	Dx	8.67%	723,893	927,312	-	-	187,718	240,469	909,905	1,165,594
Inversiones Distrilima S.A	Other	8.33%	20,304	20,304	-	-	8,766	8,766	28,990	28,990
Generandes Perú S.A	Other	8.33%	228	228	357	357	-	-	442	442
Generalima S.A	Other	8.33%	(78,733)	(78,733)	-	-	-	-	(78,733)	(78,733)
Empresa Electrica Caboblanco S.A	Other	8.33%	8,212	8,212	-	-	-	-	8,212	8,212
Peru			**1,410,768**	**1,614,187**	**1,581,512**	**1,581,512**	**196,484**	**249,234**	**2,554,070**	**2,809,760**
Ampla Energia e Servicos S.A	Dx	12.97%	162,622	270,747	62,555	104,146	131,673	219,220	330,618	550,441
Coelce S.A	Dx	12.97%	373,249	464,231	180,645	224,678	54,820	68,182	535,923	666,557
C.G.T Fortaleza S.A	Gx	13.71%	172,617	172,617	125,845	125,845	38,190	38,190	285,942	285,942
Cachoeira Dourada S.A	Gx	13.71%	219,155	219,155	159,773	159,773	48,486	48,486	363,034	363,034
CIEN S.A	Tx	12.57%	156,415	162,095	114,033	118,174	34,605	35,862	259,104	268,513
Enel Brasil S.A	Holding	12.54%	(27,109)	(27,109)	(19,763)	(19,763)	(5,997)	(5,997)	(44,906)	(44,906)
En-Brasil Comercio e Serviços S.A	Other	16.98%	82,696	82,696	60,295	60,295	18,291	18,291	136,986	136,986
Brazil			**1,139,646**	**1,344,432**	**683,382**	**773,148**	**320,067**	**422,233**	**1,866,701**	**2,226,567**
Hidroeléctrica El Chocón S.A	Gx	25.86%	-	-	55,678	55,678	-	-	33,396	33,396
Southern Cone Power Argentina S.A	Gx	25.86%	(0)	(0)	(13)	(13)	-	-	(8)	(8)
Endesa Costanera S.A	Gx	25.86%	0	0	2,914	2,914	-	-	1,748	1,748
Endesa Cemsa S.A	Other	29.51%	1,344	1,344	1,100	1,100	-	-	2,004	2,004
Central Dock Sud S.A	Gx	25.86%	13,485	13,485	-	-	-	-	13,485	13,485
Edesur S.A	Dx	24.88%	9,038	9,038	120	120	8,189	8,189	17,225	17,225
Yacilec S.A	Tx		170	170	-	-	-	-	170	170
Transportadora de Energía del Mercosur S.A	Tx	24.17%	(5,895)	(5,895)	(4,298)	(4,298)	(1,304)	(1,304)	(9,765)	(9,765)
Cía. de Transmisión del Mercosur S.A (CTM)	Tx	24.17%	(6,076)	(6,076)	(4,430)	(4,430)	(1,344)	(1,344)	(10,065)	(10,065)
Distrilec S.A	Holding	24.30%	(19)	(19)	(1)	(1)	(17)	(17)	(36)	(36)
Endesa Argentina S.A	Other	24.30%	0	0	960	960	-	-	576	576
Hidroinvest S.A	Other	24.30%	-	-	(70)	(70)	-	-	(42)	(42)
Argentina			**12,047**	**12,047**	**51,960**	**51,960**	**5,524**	**5,524**	**48,687**	**48,687**
Total			**4,450,300**	**5,059,937**	**3,596,865**	**3,686,631**	**727,186**	**930,219**	**7,328,306**	**8,192,972**

(1) For the Argentinian companies' valuation, only 50% of equity value has been assigned.

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Results of the Results of the valuation 13

3 Argentina 15 valuation 4 Brazil 30

5 Colombia 43

6 Peru 53

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Economic valuation

Enterprise Value of the companies by line of business

The following graphs show the enterprise value of companies operating in the generation, distribution and transmission businesses, based on the DCF model; the implied EV/EBITDA multiple and the comparative with the Latin America multiples (for more details, please refer to the description of each company).

EV and implicit EV/EBITDA multiple (Generation business)


8,000,000
6,000,000
4,000,000
2,000,000
-
12.00x
9.00x
6.00x
3.00x
0.00x
110,198
55,422
49,451
395,808
339,742
6,448,622
2,371,193
252,119
425,818
2.86x
0.72x
1.32x
3.89x
4.65x
10.03x
9.49x
5.58x
9.05x
7.60x
El Chocón
Costanera
Dock Sud
Cachoeira
Fortaleza
Emgensa
Edegel S.A.
EEPSA
Chinango
EV
EV/EBITDA Multiple
Market Multiple (Gx Latam)

EV and implicit EV/EBITDA multiples (Distribution and Transmission businesses)


3,000,000
2,000,000
1,000,000
-
12.00x
9.00x
6.00x
3.00x
0.00x
215,560
2,482
978
1,524,576
1,263,003
328,183
3,075,397
1,755,988
1.18x
1.90x
0.80x
9.72x
6.07x
5.72x
7.22x
8.38x
8.21x
7.13x
Edesur
TESA
CTM
Ampla
Coelce
Cien
Codensa S.A.
Edelnor S.A.
EV
EV/EBITDA Multiple
Market Multiple (Dx Latam)
Market Multiple (Tx Latam)

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Argentina

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Economic valuation

Argentina

The table below sets out the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.’s operations in Argentina as at 30 June 2016:

USD k

Equity value

Direct Investment Investment Investment Investment with 50% Line of Equity (1) Enersis Endesa Chilectra Enersis adjustment Country Company business value Américas Américas Américas Américas

Hidroeléctrica El Chocón S.A. Gx 170,359 85,180 — 55,678 - 33,396 Southern Cone Power Argentina S.A. Gx (27) (13) (0) (13) - (8) Endesa Costanera S.A. Gx 7,702 3,851 0 2,914 - 1,748 Endesa Cemsa S.A. Gx 4,889 2,444 1,344 1,100 - 2,004 Central Dock Sud S.A. Gx 67,015 33,507 13,485 — - 13,485 Termoeléctrica Manuel Belgrano S.A. Gx — — — — - -a Termoeléctrica José de San Martín S.A. Gx — — — — - -tin Central Vuelta de Obligado S.A. Gx — — — — - -en Edesur S.A. Dx 48,106 24,053 9,038 120 8,189 17,225 g Ar Yacilec S.A. Tx 1,526 763 170 — - 170

Transportadora de Energía del Mercosur S.A. (Tesa) Tx (23,146) (11,573) (5,895) (4,298) (1,304) (9,765) Cía. de Transmisión del Mercosur S.A. (CTM) Tx (23,857) (11,929) (6,076) (4,430) (1,344) (10,065)

Distrilec S.A. Holding (142) (71) (19) (1) (17) (36) Inversora Dock Sud S.A. Others — — — — - -Endesa Argentina S.A. Others 1,920 960 0 960 - 576 Sacme S.A. Others — — — — - -Hidroinvest S.A. Others (145) (73) — (70) - (42) Total Argentina 254,200 127,100 12,047 51,960 5,524 48,687

(1) Considering the high degree of project uncertainty together w ith the serious economic challenges and currency restrictions, the resulting DCF in Argentina has been assigned a 50% discount for purposes of valuing the Group.

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Description of the operations

Background

Economic perspectives

GDP growth projection for Argentina is -0.9% in FY16 and the expected annual average growth rate over the period 2017 – 2021 is 2.6%. Inflation is expected to be 31.5% in FY16, thereafter it is projected to decrease annually to 11.5% in FY21.

Energy Sector

In the Wholesale Electricity Market (MEM in Spanish) there are four categories of local agents (generators, transmitters, distributors and grand customers) and foreign agents (generation dealers and dealers on demand) whom are authorized to trade electricity and related products.

- The *generation business* is subject to a remuneration scheme based on average costs and obliges all energy generated to be delivered Compañía Administradora del Mercado Eléctrico Mayorista, S.A. (CAMMESA).
- The *transmission business* includes a number of companies that operate based on the concessions granted by the Federal Government grants.
- The *distribution business* operates through companies that are granted concessions and have the responsibility of delivering energy to the customers located in the concession area.

During December 2015, a national energy emergency was declared for a period of two years until December 2017. The Ministry of Energy has been instructed to implement measures in order to adjust the quality and security of the energy supply.

GDP (%)


-0.9
1.8
2.3
2.9
3.0
3.0
2016
2017
2018
2019
2020
2021

Inflation (%)


31.5
23.0
20.0
17.0
14.0
11.5
2016
2017
2018
2019
2020
2021

Exchange Rate year-end ARS/USD


15.95
16.58
17.10
18.31
19.69
21.17
2016
2017
2018
2019
2020
2021

Source: Management Presentations

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Description of the operations
Background

Current Regulatory Framework – Generation

According to the Resolution SEN N° 482/2015, all the generator agents of the MEM must be connected to the Sistema Nacional Interconectado (SIN) and are obliged to comply with the delivery order in order to generate and provide energy. All the energy is sold in the spot and future markets *(Mercado a Termino – MAT in Spanish)*. Due to this resolution, the remuneration system of the generators that was in place since 2014 has now been updated.

The generation price is determined every 6 months by the Secretary of Energy (once the CAMMESA has made its spot price projections for the period under consideration) and any existing differences between the price and the real cost are compensated through a compensation fund.

Current Regulatory Framework – Distribution

Distribution companies have to supply all the electricity demand in the concession area exclusively at prices and conditions established by Regulation. Concessions' agreements include penalties in the event of a lack of supply.

Resolutions ENRE 6/2016 y 7/2016:

- Terminate the subsidies to the distribution business and designate new wholesale prices per consumption segment.
- Instruct the ENRE to increase the value added of distribution (VAD), set new tariffs with monthly payments. Create a Social Tariff and a Stimulation Plan for Consumption Savings (without affecting the VAD).
- Instruct the ENRE to conduct a comprehensive rate review *(RTI in Spanish)* in the period up until the end of 2016.
- The necessity to present an investments' plan (Resolutions ENRE 1/2016 y 2/2016).
- Fixed new rates with increases of between 250% and 500%, depending on the type of user and creation of a Social Tariff.

Financial performance Enersis Group

Total Group EBITDA from its operations in Argentina during FY15 amounted to ARS 2,352 million, 51% of which was from the Distribution business, 48% from the Generation business and 1% from the Transmission business.

The Group's distribution business has a presence in Argentina through Edesur, with total sales of 18,492 GWh and 2.5 million customers. The generation business operates through Hidroeléctrica El Chocón, Endesa Costanera and Central Dock Sud with a total installed capacity in hydropower and thermal power plants of 4,522 MW, during FY15.

EBITDA FY15 per business line


Tx. 1%
Gx. 48%
Dx. 51%

Source: PwC Analysis

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Description of the operations

Generation Business

Ownership Structure


Enersis Américas
59.98%
Endesa Américas
57.14%
39.00 %
99.99%
41.94%
100.00%
Inversora Dock Sud
Endesa Argentina
54.15%
Hidroinvest
Southern Cone Power
0.25%
69.99%
24.85%
49.68%
59.00 %
1.15%
Central Dock Sud
Endesa Costanera
6.19%
Hidroeléctric a El Chocón
1.42%
18.85%
5.37%
Term. José de San Martin
1.42%
18.85%
5.33%
Term. Manuel Breigrano
6.40%
33.20%
1.30%
Central Vuelta de Obligado
Generation
Distribution
Transmission
Others

Source: Management presentations

The generation of electricity in Argentina is held through Endesa Costanera, Hidroeléctrica El Chocón and Central Dock Sud. These companies have a total installed capacity of 3,650 MW (representing 10.9% of market share).

Generation reached 11,406 GWh during FY15 (8.3% of total generation in Argentina).

Costanera and Chocón have ownership interests in companies that operate combined cycles through FONINVEMEN, and the project Vuelta de Obligado (VOSA), which are agreements with the Energy Secretary.

Installed Capacity (MW)	2014	2015
Endesa Costanera (combined cycle)	2,324	2,324
El Chocón (hydro)	1,328	1,328
Central Dock Sud	870	870
Total	**4,522**	**4,522**
Generation of Electrical Energy (GWh)		
Endesa Costanera	6,972	8,167
El Chocón	2,632	3,239
Central Dock Sud	4,786	3,799
Total	**14,390**	**15,205**
Sales of Electrical Energy (GWh)		
Endesa Costanera	7,051	8,168
El Chocón	3,391	3801
Central Dock Sud	4,834	3,802
Total	**15,276**	**15,771**

Source: Financial Statements FY14 and FY15

At present, the development of new projects is not being considered in Argentina.

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Description of the operations

Distribution and Transmission Business

Ownership structure – Distribution and Transmission Business

Distribution Transmission

Enersis Enersis Américas Américas

59.98% 99.09% 59.98% 55.00%

Endesa Chilectra Endesa Américas Américas Américas

23.42%

22.25% 27.19% 0.89% 22.25% 22.22% 50.93% 47.14% 99.99%

Endesa

Distrilec Enel Brasil CEMSA Argentina 45.00%

100.00% 100.00%

Edesur Yacilec Cien

50.00%

99.99% 99.99% 0.001%

Edenor 50,00% SACME CTM Tesa

Generation Distribution Transmission

Source: Management presentations Others

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Description of the operations

Distribution and Transmission Business

Distribution Business Transmission Business

Edesur provides distribution and marketing services of electrical energy For more information, please refer to the Operational background of in the district of Buenos Aires and 12 additional districts of the Buenos the transmission business in Brazil.

Aires province, spanning 3,309 km2, over a period of 95 years, starting on 31st August 1992.

Edesur customers amount to 2.5 million (15% of total customers in the country based on physical sales). It registered an energy losses index of 12.28% in FY15.

Operating Information 2014 2015 Electrical Energy Sales (GWh) 17,971 18,492 Total clients (k) 2,465 2,480 Annual rate of energy losses 10.76% 12.28%

Source: Company’s Annual Reports FY14 and FY15

During the current year, the Edesur’s receivables collectability amounted to 99.26%.

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Company overview
Hidroeléctrica El Chocón S.A.

Generation Business

ARG, k	FY2014	FY2015	6M2016
Operating revenues	429,394	565,035	341,273
% Gross Margin	72.1%	88.6%	89.0%
% EBITDA Margin	53.3%	72.0%	68.4%
% Net Income Margin	36.6%	272.0%	129.8%

ARG, k	30-jun-16
Total Net Debt	904,848
Total Net Debt, in USD	60,161

General information

Ownership

Enersis	Endesa	Chilectra
N/A	65.36%	N/A

Operational background

Hidroeléctrica El Chocón S.A. (HECSA) generates hydro electrical energy (operates El Chocón and Arroyito, located on the Limay river).

The hydro electrical complex has a total installed capacity of 1,328 MW and includes El Chocón's plants that have an installed capacity of 1,200 MW (hydro electrical central with an artificial reservoir) and Arroyito that has an installed capacity of 128 MW. Both plants draw water from the Limay and Collón Curá rivers to generate the electricity.

Equity Value


USD k
110,198
60,161
170,359
+
=
Enterprise Value
Net debt
Equity Value

Exchange Rate ARS/USD 30-Jun-2016: 15.04

Financial Assumptions

Description	
Discount rate, nominal term, local currency	25.86%
Cash Flows Projection Period	2016 – 2023
End of concession	2023
Perpetual growth rate, g	N/A
CAGR % (5 years)	37.40%

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Company overview

Endesa Costanera S.A. Generation

Business

General information

Ownership

Enersis Endesa Chilectra

N/A 75.67% N/A

Operational background

This company is located in the city of Buenos Aires and owns 6 turbo vapor units for a total of 1,138 MW, which can be operated using natural gas and fuel oil. It also operates 2 combined cycles of 859 MW and 327 MW, respectively, with a total installed capacity of 2,324 MW. During FY15 net generation amounted to 8,167 GWh and sold energy reached 8,168 GWh.

Financial Assumptions

Description

Discount rate, nominal term, local currency 25.86% Cash Flows Projection Period 2016 – 2023 End of concession 2023 Perpetual growth rate, g N/A CAGR % (5 years) 25.85%

Exchange Rate ARS/USD 30-Jun-2016: 15.04

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Company overview

Central Dock Sud S.A. Generation

Business

General information

Ownership

Enersis Endesa Chilectra

40.25% N/A N/A

Operational background

Located in the neighborhood of Avellaneda, in the city of Buenos Aires, Dock Sud owns and operates two generating plants with a total capacity of 870 MW. Dock Sud’s plant has four gas turbines and a steam turbine. Two of the gas turbines and the steam turbine include a combined cycle plant.

The energy generated by Dock Sud during 2015 was 3,799 GWh, contributing 2.8% to the system, while energy sales amounted 3,802 GWh, representing 2.9% of the country’s total sales.

Financial Assumptions

Description

Discount rate, nominal term, local currency 25.86% Cash Flows Projection Period 2016 – 2025 End of concession 2025 Perpetual growth rate, g N/A

Exchange Rate ARS/USD 30-Jun-2016: 15.04 CAGR % (5 years) 11.98%

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Company overview
Empresa Distribuidora Sur S.A. (Edesur)

Distribution Business

ARG, k	FY2014	FY2015	6M2016
Operating revenues	5,285,487	8,578,279	7,083,781
% Gross Margin	56.4%	74.0%	59.2%
% EBITDA Margin	-16.4%	13.9%	19.4%
% Net Income Margin	-23.1%	16.4%	-1.5%

ARG, k	30-jun-16
Total Net Debt	(2,518,601)
Total Net Debt, in USD	(167,455)

Equity Value


USD k
215,560
(167,455)
48,106
Enterprise Value
Net debt
Equity Value

Exchange Rate ARS/USD 30-Jun-2016: 15.04

General information

Ownership

Enersis	Endesa	Chilectra
37.58%	0.50%	34.05%

Operational background

Edesur distributes electrical energy in the region of Buenos Aires, including within two thirds of the city of Buenos Aires and twelve districts of the province of Buenos Aires, spanning 3,309 km², for a period of 95 years starting on 31 August 1992.

During 2015, Edesur delivered electrical energy to 2,479,559 customers, representing a 0.63% growth in comparison with the previous year. Energy sales amounted 18,492 GWh, representing a 2.9% growth in comparison with the previous year.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	24.88%
Cash Flows Projection Period	2016 – 2020
End of concession	N/A
Perpetual growth rate, g	11.50%
CAGR % (5 years)	44.15%

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Company overview

Cía. de transmission del Mercosur S.A. (CTM) Transmission

Business

General information

Ownership

Enersis Endesa Chilectra

50.94% 37.14% 11.27%

Operational background

An energy transmission Company (and subsidiary of CIEN S.A.) that connects the systems in Brazil and Argentina.

Financial Assumptions

rate, nominal term, local currency 24.17% ws Projection Period 2016 – 2020 oncession N/A l growth rate, g 11.50% (5 years) 11.10%

Exchange Rate ARS/USD 30-Jun-2016: 15.04

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Company overview
Transportadora de Energía del Mercosur S.A. (TESA)

Transmission Business

ARG, k	FY2014	FY2015	6M2016
Operating revenues	21,033	21,033	10,590
% Gross Margin	100.0%	100.0%	100.0%
% EBITDA Margin	82.0%	76.6%	54.9%
% Net Income Margin	-885.1%	-1392.7%	-805.7%

ARG, k	30-jun-16
Total Net Debt	(385,456)
Total Net Debt, in USD	(25,628)

General information

Ownership

Enersis	Endesa	Chilectra
50.94%	37.14%	11.27%

Operational background

An energy transmission Company (and subsidiary of CIEN S.A.) that connects the systems in Brazil and Argentina.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	24.17%
Cash Flows Projection Period	2016 – 2020
End of concession	N/A
Perpetual growth rate, g	11.50%
CAGR % (5 years)	13.30%

Equity Value


2,482
USD k
(25,628)
(23,146)
Enterprise Value
Net debt
Equity Value

Exchange Rate ARS/USD 30-Jun-2016: 15.04

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Company overview
Endesa Cemsa S.A.

Others

ARG, k	FY2014	FY2015	6M2016
Operating revenues	18,229	32,056	21,831
% Gross Margin	84.1%	55.1%	91.2%
% EBITDA Margin	-62.7%	-53.2%	-4.2%
% Net Income Margin	-26.6%	-80.4%	-8.4%

ARG, k	30-jun-16
Total Net Debt	12,684
Total Net Debt, in USD	843

Equity Value


USD k
4,046
843
4,889
Enterprise Value
Net debt
Equity Value

Exchange Rate ARS/USD 30-Jun-2016: 15.04

General information

Ownership

Enersis	Endesa	Chilectra
55.00%	44.99%	N/A

Operational background

The Company markets electric energy in local and foreign markets.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	29.51%
Cash Flows Projection Period	2016 - 2020
End of concession	N/A
Perpetual growth rate, g	11.50%
CAGR % (5 years)	41.16%

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Other companies in Argentina

Based on the information provided in the dataroom and Management comments, the following Argentinian-based companies are not currently operating and do not hold significant assets (other than investments in other Group companies that are already included in the valuation) or liabilities:

Company	Sector	Description	Ownership (%)
Termoeléctrica Manuel Belgrano S.A. (a)	Gx	Part of government investment fund - FONINVEMEM.	Enersis (0.57%); Endesa (16.35%)
Termoeléctrica José de San Martín S.A. (a)	Gx	Part of government investment fund - FONINVEMEM.	Enersis (0.57%); Endesa (16.35%)
Central Vuelta de Obligado S.A. (a)	Gx	The construction of new thermal plant is awaiting approval.	Enersis (2.58%); Endesa (22.68%)
Endesa Argentina S.A. (b)	Others	Owns a minority interest in Hidroeléctrica El Chocón S.A.	Enersis (0.01%); Endesa (99.9%)
Inversora Dock Sud S.A. (a)	Others	Holds an investment in Central Dock Sud S.A.	Enersis (57.14%)
Hidroinvest S.A. (b)	Others	Holds a majority interest Hidroeléctrica El Chocón S.A	Endesa (96.09%)
Southern Cone Power Argentina S.A. (b)	Gx	Energy wholesaler.	Enersis (0.08%); Endesa (99.92%)
Sacme S.A. (a)	Others	Supervises remote control systems.	Enersis (18.79%); Chilectra (7.02%); Endesa (0.25%)
Distrilec S.A. (b)	Others	Holds interest in Edesur S.A	Enersis (27.19%); Chilectra (23.42%); Endesa (0.89%)

(a) Information requested to Management but not provided
(b) Financial Projections only include operating expenses

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Brazil

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Economic valuation

Brazil

The table below sets out the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.’s operations in Brazil at 30 June 2016:

USD k

Investment Investment Line of Equity Investment Investment Chilectra Enersis Country Company business value (Direct) Endesa Américas Américas Américas

Ampla Energia e Servicos S.A. Dx 479,396 216,999 83,472 175,701 441,170

Coelce S.A. Dx 937,058 423,267 204,852 62,166 607,740

C.G.T Fortaleza S.A. Gx 338,872 172,617 125,845 38,190 285,942 Cachoeira Dourada S.A. Gx 431,296 219,155 159,773 48,486 363,034

Eólica Fazenda Nova Geraçao e Comercializaçao de Gx — — — - -l razi Energia S.A.

B EGP Modelo I Eólica Gx — — — - -EGP Modelo II Eólica Gx — — — - -CIEN S.A. Tx 312,562 159,214 116,074 35,225 263,741 Enel Brasil S.A Hold (53,219) (27,109) (19,763) (5,997) (44,906)

En-Brasil Comercio e Serviços S.A. Otros 162,345 82,696 60,295 18,291 136,986

Ingendesa do Brasil Ltda. Otros — — — - -Total Brazil 2,608,311 1,246,840 730,547 372,061 2,053,707

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4 Brazil

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Description of the operations

Background

Economic perspectives

GDP growth projection for Brazil is -3.6% in FY16 and the expected annual average growth rate over the period 2017 - 2021 is 1.7%. Inflation is projected at 7.5% in FY16, decreasing annually to 4.6% in FY21.

Energy sector

The electricity industry is organized in a large interconnected electrical system (Sistema Interligado Nacional) that includes most regions of Brazil. The generation, transmission, distribution and marketing operations are legally separated in Brazil. The industry is regulated by the Mining and Energy Ministry (MME) and the National Agency of Electric Energy (ANEEL).

- In the *generation business*, the wholesale price is based on the average prices of the concession auctions, including independent bid processes of existing energy and new energy.
- In the *transmission business*, tariffs for the companies are set by the Brazilian Government. The charge for the transmission is fixed and transmission revenues don't depend on the quantity of electricity transmitted.
- The *distribution business* operates through companies to which concessions have been granted. Distributors cannot: (i) develop activities related to the generation or transmission of electricity; (ii) sell electricity to non-regulated customers, (iii) maintain a direct or indirect interest in any other company or corporation; (iv) develop activities that are not related to their respective concessions.


GDP(%)
-3.6
0.2
1.6
2.0
2.3
2.6
2016
2017
2018
2019
2020
2021


Inflation (%)
7.5
6.1
5.7
5.5
5.0
4.6
2016
2017
2018
2019
2020
2021


Exchange Rate year-end BRL/USD
3.95
4.00
3.95
3.90
3.85
3.80
2016
2017
2018
2019
2020
2021

Source: Management Presentations

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Description of the operations
Background

Current Regulatory Framework actual - Generation

Generation agents can sell electrical energy under two regulated environments: (i) The Regulated Contracting Environment (ACR) where distribution companies operate and where the purchase of energy should be conducted under a bidding process coordinated by ANEE; and (ii) the Free Contracting Environment (ACL), in which the conditions for purchasing energy are negotiable directly between suppliers and customers.

Sales contracts are registered in the Chamber of Comercialização Electric Energy (CCEE) and are part of the basis for the determination of adjustments due to differences arising in the short-term market.

The new energy auctions are for long-term contracts (20-25 years for thermal plants and 30 for hydro) in which the new generation projects should cover increases in demand expected by distributors.

Current Regulatory Framework actual –Distribution

Distribution companies purchase electricity through bids (which are held annually) that are regulated by ANEEL and organized by CCEE. The government also has the right to call special bids for renewable electricity (biomass, small hydro, solar and wind power plants).

There are three types of rate revisions to final consumers: (i) the Tariff Repositioning Index (IRT), which is adjusted for inflation; (ii) the Revised Tariff Ordinary (RTO) performed every four or five years depending on each concession contract, and (iii) Extraordinary Tariff Review (RTE), which is carried out when a noteworthy event that significantly affects the value of the tariff occurs. All revisions and tariff repositioning are approved by ANEE.

Financial performance Enersis Group

Total Group EBITDA from Brazil operations in FY15 was BRL 1,898 million, 59% from the distribution business, 29% from the generating business and 12% from the transmission business.

In the distribution business, the Group operates in Brazil through Ampla and Coelce with total energy sales of 22,776 GWh and 6.7 million customers. The generation business operates through Centrais Eléctricas Cachoeira Dourada and C.G.T with a total installed capacity in hydroelectric and thermal power plants of 987 MW FY15.

EBITDA 2015 per business line


Tx. 12%
Gx. 29%
Dx. 59%

Source: PwC Analysis

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Description of the operations

Generation, Distribution and Transmission Business

Ownership structure – Generation, Distribution and Transmission Business

Enersis Américas

59.98% 99.09% 21.38% 15.18%

Endesa Chilectra Américas Américas

5.33% 50.09% 34.64%

Edegel 3.99% Enel Brasil 46.89% Ampla

99.75% 100.00% 99.95% 58.87%

Cachoeira Eolica Fazenda

C.G.T Fortaleza Coelce Dourada Noca

99.99% 0.97% 0.97% 100.00%

Generation EN-Brasil Distribution

Comercio e E.G.P Modelo I E.G.P Modelo II Cien Servicios

Transmission

Source: Management presentations Others

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Description of the operations

Generation, Distribution and Transmission Business

Generation Business Distribution and transmission Business

Electricity is generated through Cachoeira and Fortaleza. These Transmission companies together have 987 MW of installed capacity (> 1% of the

CIEN provides energy conversion and transmission services in Brazil. It installed capacity in the country). includes two stations (GARABI I and II) and transmission lines During 2015 electrical generation reached 4,400 GWh (compared with (approx. 1,000 km) between Brazil and Argentina (managed by the 560 TWh which was the total energy generation in the country). During CTM and TESA subsidiaries).

FY15 87% of the energy produced by the plants was secured through

Distribution contracts (FY16: 75%).

Distribution services are operated through two companies: Ampla (located in the state of Rio de Janeiro) and Coelce (located in the state of Caerá). The two companies have a total of approximately 180,000 km2 coverage and serve more than 6.6 million customers.

Currently, Ampla is in the process of the 4th tariff cycle that considers the following assumptions:

- Inclusion of a new regulatory opex

- Definition of a new regulatory default rate

- New return of capital based on WACC and new regulations for non-electrical assets.

- Revision of energy losses as identified by the regulatory body.

Source: Annual Financial statements FY14 and FY15

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Company overview
Centrais Eléctricas Cachoeira Dourada S.A.

Generation Business

BRL, k	FY2014	FY2015	6M2016
Operating revenues	655,475	466,438	430,546
% Gross Margin	54.1%	81.0%	57.7%
% EBITDA Margin	49.3%	72.6%	52.5%
% Net Income Margin	44.8%	46.9%	34.7%

BRL, k	30-jun-16
Total Net Debt	113,649
Total Net Debt, in USD	35,488

Equity Value


USD k
395,808
35,488
431,296
Enterprise Value
Net debt
Equity Value

Exchange Rate BRL/USD 30-Jun-2016: 3.20

General information

Ownership

Enersis	Endesa	Chilectra
50.81%	37.04%	11.24%

Operational background

This company is located in the State of Goias, 240 km south of Goiania. It has ten units with a total of 665 MW of installed capacity. It is an hydroelectric pass-through and it draws water from the Paranaiba River.

Net Generation during 2015 was 2,057 GWh, while sales reached 3,215 GWh.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	13.71%
Cash Flows Projection Period	2016 – 2027
End of concession	2027
Perpetual growth rate, g	N/A
CAGR % (5 years)	7.89%

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Company overview

C.G.T Fortaleza S.A. Generation

Business

General information

Ownership

Enersis Endesa Chilectra

50.94% 37.14% 11.27%

Operational background

Operations are located in the municipality of Caucaia, 50 km from the capital of Ceará state. It consists of a combined cycle power plant of 322 MW using natural gas and has the capacity to generate a third of the electricity needs of Ceará, for a population of about 8.2 million people. ical generation in FY14 was 2,342 GWh, while sales totaled 3,326 cial Assumptions

ription nt rate, nominal term, local currency 13.71% Flows Projection Period 2016 – 2031 concession 2031 tual growth rate, g N/A

% (5 years) 3.67%

Exchange Rate BRL/USD 30-Jun-2016: 3.20

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Company overview

Ampla Energía y Servicios S.A. Distribution

Business

General information

Ownership

Enersis Endesa Chilectra

45.27% 17.41% 36.65%

Operational background

Ampla is an energy distribution company with operations in 73% of the territory of the State of Rio de Janeiro (32,188 km2).

During FY15 Ampla delivered electricity services to 2,996,676 customers, 4.2% more than in 2014. Energy sales in 2015 totalled 11,547 GWh representing a decrease of 1.1 % in relation to 2014. ancial Assumptions cription count rate, nominal term, local currency 12.97% h Flows Projection Period 2016 – 2020 d of concession N/A rpetual growth rate, g 4.60% CAGR % (5 years) 7.55%

Exchange Rate BRL/USD 30-Jun-2016: 3.20

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Company overview

Coelce S.A. Distribution Business

General information

Ownership

Enersis Endesa Chilectra

45.17% 21.86% 6.63%

Operational background

Provides electricity distribution services in the state of Ceará in northeastern Brazil and covers a concession area of 148,921 km2. The company serves a population of over 9 million.

Energy sales in FY15 were 11,229 GWh, an increase of 0.6% compared to FY14. The number of customers at the year-end 2015 increased to 651 (3.7% variation compared to year-end 2014). cial Assumptions ription nt rate, nominal term, local currency 12.97% ows Projection Period 2016 – 2020 concession N/A al growth rate, g 4.60%

% (5 years) 4.56%

Exchange Rate BRL/USD 30-Jun-2016: 3.20

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4 Brazil
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Company overview
Compañía de Interconexión Energética S.A. (CIEN)

Transmission Business

BRL, k	FY2014	FY2015	6M2016
Operating revenues	279,155	282,899	127,457
% Gross Margin	95.1%	94.4%	95.7%
% EBITDA Margin	80.0%	81.3%	85.5%
% Net Income Margin	50.4%	58.5%	29.9%

BRL, k	30-jun-16
Total Net Debt	(50,027)
Total Net Debt, in USD	(15,621)

Equity Value


328,183
(15,621)
312,562
USD k
Enterprise Value
Net Debt
Equity Value

Exchange Rate BRL/USD 30-Jun-2016: 3.20

General information

Ownership

Enersis	Endesa	Chilectra
50.94%	37.15%	11.27%

Operational background

La Compañía de Interconexión Energética S.A. (CIEN) is a power transmission Company, including two frequency conversion stations Garabi I and Garabi II, which convert two-way frequencies of Brazil (60 Hertz) and Argentina (50 Hertz), and of the transmission lines. On the Argentinian side, these are managed by two of CIEN's 100% owned subsidiaries: Company S.A. transmission Mercosur (CTM) and Transportadora de Energía S.A. (TESA).

The interconnection system consists of two transmission lines with a total length of 1,000 km, and the converter station Garabi.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	12.57%
Cash Flows Projection Period	2016 – 2022
End of concession	2022
Perpetual growth rate, g	N/A
CAGR % (5 years)	-3.24%

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Company overview

En-Brasil Comercio e Serviços S.A. Others

General information

Ownership

Enersis Endesa Chilectra

50.94% 37.14% 11.27%

Operational background

The company provides services to the electric power sector.

Financial Assumptions

Description

Discount rate, nominal term, local currency 16.98% Cash Flows Projection Period 2016 – 2020 End of concession N/A Perpetual growth rate, g 4.60% CAGR % (5 years) 81.76%

Exchange Rate BRL/USD 30-Jun-2016: 3.20

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4 Brazil

Contents | Executive summary | Results of the valuation | Appendices | Glossary

Other companies in Brazil

Based on the information provided in the dataroom and Management comments, the following Brazilian-based companies are not currently operating and do not hold significant assets (other tan their investments in other Group companies that are already included in the valuation) or liabilities:

Company	Sector	Description	Ownership (%)
EGP Modelo I Eólica (a)	Gx	Generation of electrical energy (wind origin)	Enersis (0.50%); Chilectra (0.11%); Endesa (0.36%)
EGP Modelo II Eólica (a)	Gx	Generation of electrical energy (wind origin)	Enersis (0.50%); Chilectra (0.11%); Endesa (0.36%)
Eólica Fazenda Nova Geraçao e Comercializaçao de Energia S.A. (a)	Gx	Generation of electrical energy	Enersis (50.91%); Chilectra (11.26%); Endesa (37.12%)
Enel Brasil S.A. (b)	Others	Manages the assets of Enersis, Endesa Chile and Chilectra in Brazil.	Enersis (50.94%); Chilectra (11.27%); Endesa (37.14%)
Ingendesa do Brasil Ltda. (a)	Others	Provision of engineering services.	Enersis (3.74%); Endesa (96.25%)

(a) Information requested to Management but not provided
(b) Financial Projections only include operating expenses

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Colombia

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Economic valuation

Colombia

The table below sets out the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.’s operations in Colombia at 30 June 2016:

USD k

Investment Investment Line of Equity Investment Investment Chilectra Enersis Country Company business value (Direct) Endesa Américas Américas Américas

Emgesa S.A. Gx 4,760,915 1,028,721 1,279,448 - 1,796,146 a Emgesa Panamá S.A. Gx 0 — — - -i b EEC S.A. Dx — — — - -m o Codensa S.A. Dx 2,445,329 944,874 — 225,704 1,168,525 ol C Inversora Codensa S.A.S. Hold — — — - -Deca S.A. Hold — — — - -Sociedad Portuaria Central Cartagena S.A. Otros 2,208 495 563 10 843 Total Colombia 7,208,453 1,974,090 1,280,011 225,714 2,965,514

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Description of the operations

Background

Economic perspectives

GDP growth projection for Colombia is 2.6% FY16 and the expected annual average growth rate over the period 2017 – 2021 is 3.1%. Inflation is estimated at 7.1% in FY16, thereafter decreasing gradually to 3.5% in FY21.

Energy Sector

To operate or initiate projects, permits must be obtained from the appropriate authorities (e.g. environmental, health, water rights and permits of a municipal nature if required). The Ministry of Mines and Energy (MME) dictates the Government's policy for the energy sector.

- In the *generation business*, electricity transactions are conducted under the modalities of the spot market, bilateral contracts and the reliability charge. It is mandatory for generation to engage the central office (applicable to plants generating > = 20MW).
- The *Transmission business* operates with fixed guaranteed annual income determined by the new replacement value of networks and equipment and by the resulting value of the bidding processes that award new projects in the national transmission system (STN).
- In the *Distribution business*, distributors or network operators are responsible for planning, investing, operating and maintaining electrical networks with voltages below 220 kV. Any customer can have access to a distribution network for which he pays a connection fee.


GDP (%)
2.6
2.9
3.1
3.1
3.3
3.3
2016
2017
2018
2019
2020
2021


Inflation (%)
7.1
4.8
4.0
4.0
3.8
3.5
2016
2017
2018
2019
2020
2021


Exchange Rate year-end COP/USD
3,145
3,170
3,206
3,251
3,292
3,333
2016
2017
2018
2019
2020
2021

Source: Management Presentations

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Description of the operations

Background

Current Regulatory Framework actual—Generation Currently, the process is under review for distribution charges for the five years spanning 2015 to 2019.

In the short-term energy market, the National Dispatch Centre (CND) receives daily price offers and the declaration of commercial availability for each hour of the following day, for all generators that participate in Financial performance Enersis Group the wholesale market. Based on this information, the CND performs an

Group EBITDA from operations in Colombia was COP 2,926,782 economic dispatch based on an optimized process for the 24 hours of million in FY15, 42% of which arises from the distribution business and the following day, taking into account the electrical and operating 58% from the generation business. system restrictions and other conditions necessary to meet the expected demand for energy the following day in a safe, reliable and economical Distribution is operated through Codensa with a total of 13,946 GWh of way. Unlike other countries where the central office is based on variable energy sales to 2.8 million customers. production costs, in Colombia it is based on prices offered by agents. Generation business is operated through Emgesa with a total installed Current Regulatory Framework actual –Distribution capacity in hydroelectric and thermoelectric plants of 3,459 MW FY15. Distribution companies are free to acquire their own source of supply and can define the conditions in public tender processes to acquire the energy in regulated markets. They can also resort to buying energy in the spot market. EBITDA 2015 per business line

Distribution charges are set by the CREG based on the new replacement value of existing distribution assets, the cost of capital, non-electric assets, as well as operational and maintenance costs for each company. They are defined for four different voltage levels as follows: Level 1 less than 1 kV; Level 2 greater than or equal to 1 kV and Dx. 42% less than 30kV; Level 3 greater than or equal to 30 kV and Level 4 Gx. 58% greater than or equal to 57.5 kV to less than 220 kV.

Levels 1, 2 and 3 are referred to as Local Distribution Systems (SDL) and Level 4 is referred to as the Regional transmission system (STR).

Source: PwC Analysis

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Description of the operations

Generation and distribution business

Ownership structure – Generation and Distribution Business Generation Business:

Generation is provided through Emgesa. This company has 3,459 MW of installed capacity through its fourteen stations (20.9% of the installed capacity in the country).

Enersis

Américas Electrical generation reached 11,406 GWh in FY15 (compared with 560 TWh of total generation of the

59.98% 99.09% country).

Installed Capacity (MW) 2014 2015

Endesa Chilectra

Américas Américas Emgesa 3,059 3,459

Total 3,059 3,459

Generation of Electrical Energy (GWh)

21.60% 26.88% 39.13% 9.35%

Emgesa 13,559 13,705

Total 13,559 13,705 Emgesa Codensa 82.34% EEC Sales of Electrical Energy (GWh) Emgesa 15,773 16,886

Total 15,773 16,886

100.00% 48.97% 100.00%

Inversora Emgesa Panamá Deca

Codensa Source: Annual Financial Statements FY15

At present, the development of new projects is not being 94.95% 4.90% considered in Colombia.

Generation

Distribution

Soc. Portuaria Transmission Cartagena

Others

Source: Management presentations

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Operational background

Generation Business y Distribution

Distribution Business

In Colombia, there are 31 other distributors involved in the electrical system. Codensa (22% of the national demand for electricity) and EEC are companies that provide distribution services and sell electricity in Bogota and Cundinamarca.

Codensa has a total coverage of approx. 14,400 km2 and serves more than 2.8 million customers. During 2015 it initiated the process of merging with EEC that is expected to be completed by the end of 2016.

Operations information 2014 2015

Sales of Electrical Energy (GWh) 14,724 15,048 Total clients (k) 2,774 2,865 Annual rate of energy losses 7.19% 7.26%

Source: Annual Financial Statements FY14 and FY15

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Company overview

Emgesa S.A. Generation Business

General information

Ownership

Enersis Endesa Chilectra

21.61% 26.87% N/A

Operational background

It is the largest generation company in Colombia and is located in the city of Bogota. The company operates 13 plants with a total capacity of 3,059 MW, including Guavio (1,213 MW) which is the largest hydroelectric plant in Colombia. Of the 13 existing plants, 11 are hydroelectric and two are thermal.

The new hydroelectric plant of El Quimbo started commercial tion on 16 November 2015.

cial Assumptions

ription nt rate, nominal term, local currency 10.94% ows Projection Period 2016 – 2020 concession N/A al growth rate, g 3.50%

% (5 years) 3.36%

Exchange Rate COP/USD 30-Jun-2016: 2,919.16

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Company overview
Codensa S.A. E.S.P.

Distribution Business

COP, k	FY2014	FY2015	6M2016
Operating revenues	3,443,835,423	3,711,866,086	2,011,361,179
% Gross Margin	44.3%	43.4%	42.7%
% EBITDA Margin	33.8%	32.9%	32.7%
% Net Income Margin	15.6%	13.9%	13.6%

COP, k	30-jun-16
Total Net Debt (Codensa + EEC)	(1,839,267,722)
Total Net Debt, in USD	(630,067)

Equity Value


USD k
3,075,397
(630,067)
2,445,329
Enterprise Value
Net Debt
Equity Value

Exchange Rate COP/USD 30-Jun-2016: 2,919.16

General information

Ownership


Enersis
Endesa
Chilectra
38.64%
N/A
9.23%

Operational background

The company distributes and sells to customers in the Bogotá region including 97 municipalities in Cundinamarca, 8 municipalities in Boyacá and one municipality of Tolima, over a total area of 14,456 km².

Codensa focuses primarily on providing services to regulated customers but also serves some industrial and commercial customers and public lighting of municipalities.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	10.27%
Cash Flows Projection Period	2016 – 2020
End of concession	N/A
Perpetual growth rate, g	3.50%
CAGR % (cinco años)	5.68%

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Company overview
Sociedad Portuaria Central Cartagena S.A.

Others

COP, k	FY2014	FY2015	6M2016
Operating revenues	608,442	621,454	394,094
% Gross Margin	100.0%	100.0%	100.0%
% EBITDA Margin	41.3%	41.1%	54.1%
% Net Income Margin	7.5%	9.8%	22.9%

COP, k	30-jun-16
Total Net Debt	477,696
Total net debt, in USD	164

General information

Ownership

Enersis	Endesa	Chilectra
22.41%	25.52%	0.45%

Operational background

This company is involved in the investment, construction and maintenance of the docks within Cartagena's port. It corresponds to a port concession agreement with the National Infrastructure Agency (ANI). Its objective is to implement infrastructure projects that will optimize the port operations.

Financial Assumptions

Description	
Discount rate, nominal term, local currency	9.88%
Cash Flows Projection Period	2016 – 2020
End of concession	N/A
Perpetual growth rate, g	3.50%
CAGR % (5 years)	9.95%

Equity Value


USD k
2,044
164
2,208
Enterprise Value
Net Debt
Equity Value

Exchange Rate COP/USD 30-Jun-2016: 2,919.16

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Other companies in Colombia

Based on information provided in the dataroom and Management comments, the following Colombian-based companies are not currently operating and do not hold significant assets (in addition to investments in other Group companies that are already included in the valuation) or liabilities:

Company Sector Description Ownership (%)

Emgesa Panamá S.A. (b) Gx Purchase, sale, import and export of electricity Enersis (21.60%); Endesa (26.87%)

Inversora Codensa S.A.S. (a) Others Minority interest in Sociedad Portuaria Central Enersis (39.13%); Chilectra (9.35%); Cartagena S.A. Endesa (1.25%)

(a) Information requested to Management but not provided (b) Financial Projections only include operating expenses

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Peru

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Economic valuation

Peru

The table below sets out the results of the economic valuation of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.’s operations in Peru at 30 June 2016:

USD k

Investment Investment Line of Equity Investment Investment Chilectra Enersis Country Company business value (Direct) Endesa Américas Américas Américas

Chinango S.A.C. Gx 395,374 66,861 197,555 - 185,357 Edegel S.A. Gx 2,215,237 468,272 1,383,600 - 1,298,168 Empresa Electrica De Piura S.A. Gx 209,046 201,729 — - 201,729 u Compañía Energética Veracruz S.A.C Gx — — — - -er P Edelnor S.A. Dx 1,348,359 810,353 — 210,139 1,018,581 Inversiones Distrilima S.A. Others 29,070 20,304 — 8,766 28,990 Generandes Perú S.A. Others 585 228 357 - 442 Generalima S.A. Others (78,733) (78,733) — - (78,733) Empresa Electrica Caboblanco S.A. Others 8,212 8,212 — - 8,212 Total Peru 4,127,149 1,497,227 1,581,512 218,905 2,662,747

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Description of the operations

Background

Economic perspectives

GDP growth projection for Peru is 3.7% in FY16 and the expected annual average growth rate over the period 2017 – 2021 is 4.2%. Inflation is estimated at 3.7% in FY16, thereafter gradually decreasing to 2.4% in FY21.

Energy Sector

In Peru, energy policies at the national level are made by the Ministry of Energy and Mines (MEM) in conjunction with the Ministry of Environment.

The National Electrical Interconnected System (SEIN) is operated by the Committee of Economic Operation of the Systems (COES), which coordinates the dispatch of generation units based on the minimum cost. The node price is calculated annually.

- In *the generation sector*, companies that have a total installed capacity greater than 500 KW require a permanent concession granted by the MINEM.
- In *the distribution sector*, prices to regulated customers are set to cover for charges of energy and power, for generation and transmission, plus the Aggregate Distribution or VAD value (which considers a regulated return on investments), fixed charges for operations and maintenance, and a standard percentage for energy losses in distribution.
- In *the transmission sector*, construction of the Complementary System lines are approved by Osinergmin, which calculates the average annual cost to compensate for each installation, considering investment standards, operation and maintenance, a discount rate of 12% before taxes and a lifespan of 30 years.

GDP (%)

Inflation (%)


3.7
4.1
4.0
4.1
4.3
4.4
3.7
3.2
2.9
2.7
2.6
2.4
2016
2017
2018
2019
2020
2021
2016
2017
2018
2019
2020
2021

Exchange rate year-end PEN/USD


3.60
3.60
3.51
3.45
3.36
3.27
2016
2017
2018
2019
2020
2021

Source: Management Presentations

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Description of the operations

Background

Current Regulatory Framework—Generation Furthermore, an additional charge was set as part of the tariffs for projects that are technologically innovative and energy efficient, COES is the coordinator of the delivery of electric operations and is previously approved by the Osinergmin and an incentive has been responsible for determining the spot price and the administration of defined for the improvement of the quality of service and the possibility transactions that occur in the National Interconnected Electrical of extending the concession areas of distributors was defined taking System. into account rural areas surrounding the concessions.

Transactions between generators and distributors and / or customers

Financial performance of Enersis Group take place at prices and on terms that have been mutually agreed upon.

FY15 Group EBITDA for operations in Peru was 1,690 MPEN, 39% of In the Electric Concessions Law Decree (Law No. 25844 of 1992), the which came from the distribution business and 61% from the price agreed upon through bilateral contracts can not be higher than generation business. the price determined by the COES in the case of regulated customers.

In addition, Law 28832 of 2006 “Law to ensure the efficient The distribution business is operated through Edelnor with total energy development of electric generation” establishes that distributors can sales of 7,642 GWh and 1.3 million customers. The generation business meet the demand of their regulated and unregulated customers under is operated through Edegel, Empresa Electrica de Piura and Chinango contracts signed after a process of auction of power and energy with a total installed capacity in hydroelectric and thermoelectric plants supervised by Osinergmin for a period of up to 20 years. of 2,049 MW FY15.

EBITDA 2015 per sector

Current Regulatory Framework –Distribution

The Legislative Decree No. 1221 of 2015 established that the return on investment of the companies, determined by the VAD (value added Distribution), will be estimated every four years based on a model company, considering an internal rate of return of 12% with a deviation Dx. 39% of +/- 4%.

Gx. 61%

Source: Pwc Analysis

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Description of the operations

Generation and distribution businesses

Ownership structure – Generation and Distribution businesses


Enersis Américas
59.98%
99.09%
Endesa Américas
Chilectra Américas
39.00%
61.00%
100.00%
80.00%
69.84%
30.15%
Generandes Perú
Generalima
20.00%
Caboblanco
Distrilima
29.39%
54.20%
100.00%
36.50%
60.00%
24.00%
51.68%
Edegel
Veracruz
E.E. Piura
Edelnor
80.00%
Chinango
Generation
Distribution
Transmission
Others

Source: Management presentations

Generation Business

Generation is operated through Edegel and S.E. Piura, which have a combined installed capacity of 1,983 MW across nine hydroelectric power plants (representing 21% of the installed capacity in the country).

Generation reached 8,801 GWh in FY15 (in comparison with 39.8 TWh of total generation of the country).

Installed Capacity (MW)	2014	2015
Edegel	1,652	1,686
E.E. Piura	297	297
Total	**1,949**	**1,983**
Generation of Electrical Energy (GWh)		
Edegel	8,609	8,218
E.E. Piura	453	583
Total	**9,062**	**8,801**
Sales of Electrical Energy (GWh)		
Edegel	9,320	8,633
E.E. Piura	n.a.	n.a.
Total	**9,320**	**8,633**

Source: Financial Statements FY14 and FY15

At present, the development of new projects is not being considered in Peru.

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Operational background

Generation and distribution businesses

Distribution Business

Edelnor holds the concession for the supply of electricity to the public in north Lima, in the provinces of Callao, Huaura, Huaral, Barranca and Oyón. The concession covers a total area of 1,517 km2. It serves fifty two districts exclusively and shares the concessions for five additional districts with the distribution company in south Lima. Edelnor distributes electricity to 1,336,610 customers.

Operations information 2014 2015 Sales of Electrical Energy (GWh) 7,338 7,624 Total clients (k) 1,294 1,337 Annual rate of energy losses 7.95% 3.80%

Source: Financial statements FY14 and FY15

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Company overview

Edegel S.A.A. Generation

Business

General information

Ownership

Enersis Endesa Chilectra

21.14% 62.46% N/A

Operational background

Operations are located in the surroundings of the city of Lima and consist of seven hydroelectric plants and two thermal plants with a total capacity of 1,652 MW. Thermal plants use natural gas as the principal fuel and diesel as an alternative fuel.

Financial Assumptions

cription ount rate, nominal term, local currency 9.28% h Flows Projection Period 2016 – 2020 of concession N/A etual growth rate, g 2.40% R % (5 years) 6.16%

Exchange Rate PEN/USD 30-Jun-2016: 3.29

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Company overview

Empresa Eléctrica de Piura S.A. (EEPSA) Generation

Business

General information

Ownership

Enersis Endesa Chilectra

96.50% N/A N/A

Operational background

E.E. Piura has two plants that it operates for generating electricity. Both plants are located in the province of Talara, Piura region in northern Peru. These are: (i) Central Malacas 2 consisting of an ABB open cycle unit that operates on natural gas with or without the injection of water, and (ii) Central Malacas 3 consisting of a Siemens open cycle unit in the of a backup and that is fuelled by B5 Diesel.

Assumptions

on te, nominal term, local currency 9.28% s Projection Period 2016 – 2020 cession N/A growth rate, g 2.40% cinco años) 4.78%

Exchange Rate PEN/USD 30-Jun-2016: 3.29

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Company overview

Chinango S.A.C. Generation

Business

General information

Ownership

Enersis Endesa Chilectra

16.91% 49.97% N/A

Operational background

The controlling company is Edegel S.A. (80%).

Financial Assumptions

Description count rate, nominal term, local currency 9.28% h Flows Projection Period 2016 – 2020 of concession N/A etual growth rate, g 2.40% R % (5 years) 1.20%

Exchange Rate PEN/USD 30-Jun-2016: 3.29

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Company overview

Empresa de Distribución Eléctrica de Lima Norte S.A. (Edelnor) Distribution

Business

General information

Ownership

Enersis Endesa Chilectra

60.10% N/A 15.58%

Operational background

The company distributes energy in north Lima and the provinces of Callao, Huaura, Huaral, Barranca and Oyón.

Financial Assumptions

ription nt rate, nominal term, local currency 8.67% Flows Projection Period 2016 – 2020 concession N/A tual growth rate, g 2.40%

% (5 years) 6.50%

Exchange Rate PEN/USD 30-Jun-2016: 3.29

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Other companies in Peru

Based on information provided in the dataroom and Management comments, the following Peruvian-based companies are not currently operating and do not hold significant assets (in addition to investments in other Group companies that are already included in the valuation) or liabilities:

Company	Sector	Description	Ownership (%)
Compañía Energética Veracruz S.A.C. (a)	Gx	Development of an hydroelectric power plant of 730 MW.	Enersis (100.0%)
Inversiones Distrilima S.A. (b)	Others	The company has a controlling interest in Edelnor S.A.	Enersis (69.85%); Chilectra (30.15%);
Empresa Eléctrica Cabo Blanco S.A.C. (b)	Others	The company has a controlling interest in Piura.	Enersis (100.0%)
Generandes Perú S.A. (b)	Others	The company has a controlling interest in Edegel S.A.	Enersis (39.00%); Endesa (61.00%)
Generalima S.A.C. (b)	Others	Interest in EEC S.A., EEPSA y CEV S.A.C.	Enersis (100.0%)

(a) Information requested to Management but not provided
(b) Financial Projections only include operating expenses

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Appendices Appendices 64

1 Discount Rate 65

2 Market Multiples 66

3 Methodology 68

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1 Discount Rate

Contents | Executive summary | Results of the valuation | Appendices | Glossary

Discount rate per country and line of business

At June 30th, 2016

	Argentina			Brazil			Colombia			Peru		
	Gx	Dx	Tx	Gx	Dx	Tx	Gx	Dx	Tx	Gx	Dx	Tx
Risk-free rate (1)	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%	2.45%
Country Risk Premium (2)	9.09%	9.09%	9.09%	4.55%	4.55%	4.55%	2.91%	2.91%	2.91%	2.31%	2.31%	2.31%
Market Risk Premium (3)	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%
Beta Unlevered (4)	0.72	0.64	0.64	0.72	0.64	0.64	0.72	0.64	0.64	0.72	0.64	0.64
Beta Levered	0.81	0.79	0.93	0.81	0.79	0.93	0.81	0.79	0.93	0.82	0.80	0.95
Cost of Equity (Ke)	16.61%	16.49%	17.33%	12.08%	11.96%	12.82%	10.44%	10.32%	11.18%	9.88%	9.79%	10.70%
G Spread (6)	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Tax Rate	35.00%	35.00%	35.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	29.70%	29.70%	29.70%
Cost of Debt (before tax)	13.54%	13.54%	13.54%	9.00%	9.00%	9.00%	7.36%	7.36%	7.36%	6.76%	6.76%	6.76%
Cost of debt (Kd)	8.80%	8.80%	8.80%	5.94%	5.94%	5.94%	4.86%	4.86%	4.86%	4.75%	4.75%	4.75%
Debt / Asset (5)	15.98%	26.32%	41.19%	15.98%	26.32%	41.19%	15.98%	26.32%	41.19%	15.98%	26.32%	41.19%
Equity / Asset	84.02%	73.68%	58.81%	84.02%	73.68%	58.81%	84.02%	73.68%	58.81%	84.02%	73.68%	58.81%
WACC Nominal (USD)	**15.37%**	**14.47%**	**13.82%**	**11.10%**	**10.38%**	**9.99%**	**9.55%**	**8.88%**	**8.57%**	**9.06%**	**8.46%**	**8.25%**
USD Inflation	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%
Country Inflation	11.50%	11.50%	11.50%	4.60%	4.60%	4.60%	3.50%	3.50%	3.50%	2.40%	2.40%	2.40%
WACC Nominal (Local Currency)	**25.86%**	**24.88%**	**24.17%**	**13.71%**	**12.97%**	**12.57%**	**10.94%**	**10.27%**	**9.96%**	**9.28%**	**8.67%**	**8.46%**

(1) Federal Reserve T-Bond (average June 2016). **Source:** Federal reserve

(2) CDS Spread for one year, except Argentina (EMBI spread since January 2005). **Source:** Bloomberg

(3) Market premium USA at 30 June 2016. **Source:** Damodaran

(4) Comparable betas for companies in Argentina, Brazil, Colombia, Chile, Peru and USA versus the SPX Index. Regression period of 5 years, monthly frequency, at valuation date. **Source:** Bloomberg.

(5) Ratio D/A of comparable companies. **Source:** Bloomberg.

(6) Spread between Treasury yield curve and long term corporate bonds, emitted by companies in the electric sector in the USA (G-Spread), at June 30th, 2016. **Source:** Bloomberg.

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2 Market Multiples Contents Executive summary Results of the valuation Appendices Glossary

Market multiples of comparables

At June 30th, 2016

The following graphs show the EV / EBITDA multiples used in the valuation for each business and country. The sample includes comparable companies of the business for each country, respectively.

These graphs also illustrate the corresponding average for LATAM by line of business (includes companies from Argentina, Brazil, Colombia and Peru).

EV/EBITDA Generation Business EV/EBITDA Distribution Business EV/EBITDA Transmission Business

9.13x 9.04x

7.97x

10.03x

7.13x 9.25x

7.59x

7.60x 6.41x

7.60x 8.21x

4.86x

5.98x

3.90x

3.65x

Argentina Brazil Colombia Peru Argentina Brazil Colombia Peru Argentina Brazil Colombia Peru Latam average Latam average Latam average

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2 Market Multiples

Contents | Executive summary | Results of the valuation | Appendices | Glossary

Economic Valuation (Market Multiples)

Enersis Américas, Endesa Américas y Chilectra Américas

	Company	Line of Business	EV/EBITDA Multiple	Equity Value		Enersis Americas		Endesa Americas		Chilectra Americas	
				Min	Max	Min	Max	Min	Max	Min	Max
	Endesa Américas			3,489,743	3,705,218	2,093,180	2,222,424				
	Chilectra Américas			606,471	703,300	600,956	696,905				
Colombia	Emgesa S.A	Gx	9.13x	4,497,820	4,774,862	971,872	1,031,735	1,208,743	1,283,196	-	-
	Emgesa Panamá S.A	Gx	9.13x	0	0	0	0	0	0	-	-
	Codensa S.A	Dx	6.41x	2,159,539	2,339,151	834,445	903,847	-	-	199,325	215,904
Peru	Chinango S.A.C.	Gx	9.04x	308,576	323,916	52,183	54,777	154,185	161,850	-	-
	Edegel S.A	Gx	9.04x	2,016,144	2,114,426	426,186	446,962	1,259,250	1,320,635	-	-
	Empresa Electrica De Piura S.A	Gx	9.04x	260,039	273,753	250,937	264,172	-	-	-	-
	Edelnor S.A	Dx	7.97x	1,233,484	1,317,985	741,314	792,098	-	-	192,236	205,405
Brazil	Ampla Energia e Servicos S.A	Dx	4.86x	398,217	522,205	180,253	236,377	69,337	90,925	145,949	191,391
	Coelce S.A	Dx	4.86x	842,264	942,614	380,449	425,777	184,129	206,067	55,877	62,534
	C.G.T Fortaleza S.A	Gx	7.59x	333,488	351,594	169,874	179,097	123,845	130,569	37,583	39,623
	Cachoeira Dourada S.A	Gx	7.59x	498,480	523,552	253,294	266,034	184,662	193,950	56,039	58,857
	CIEN S.A	Tx	7.60x	246,303	260,463	125,463	132,676	91,468	96,726	27,758	29,353
Argentina	Hidroeléctrica El Chocón S.A	Gx	3.65x	117,391	124,029	-	-	38,366	40,536	-	-
	Endesa Costanera S.A	Gx	3.65x	59,821	72,296	0	0	22,635	27,355	-	-
	Central Dock Sud S.A	Gx	3.65x	73,142	79,589	14,718	16,016	-	-	-	-
	Edesur S.A	Dx	3.90x	293,007	342,813	55,049	64,407	733	857	49,878	58,357
	Transportadora de Energía del Mercosur S.A (Tesa)	Tx	5.98x	(19,140)	(18,691)	(4,875)	(4,760)	(3,554)	(3,471)	(1,078)	(1,053)
	Cía. de Transmisión del Mercosur S.A (CTM)	Tx	5.98x	(18,717)	(18,294)	(4,767)	(4,659)	(3,475)	(3,397)	(1,055)	(1,031)
	Total Investments					**7,140,532**	**7,723,882**	**3,330,323**	**3,545,798**	**762,511**	**859,341**
	(+) Other Assets					1,244,981	1,244,981	61,663	61,663	(136,081)	(136,081)
	(-) Holding costs					(212,472)	(212,472)	97,757	97,757	(19,960)	(19,960)
	Total Equity Value					**8,173,041**	**8,756,391**	**3,489,743**	**3,705,218**	**606,471**	**703,300**

The multiples shown on the previous page were considered when choosing a reasonable EV / EBITDA multiple as well as a variation of +/- 0.2x to calculate the minimum and maximum ranges.

The multiple used corresponds to the estimated country and business line.

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Valuation concepts

The following describes the most commonly used valuation • The discount of future cash flows or the present value of future methodologies: flows of funds, corresponds to the stream of net income and expenses that take place during a given period of time, discounted

Market Approach to their present value at the respective discount rate, consistent

The Market approach indicates the value of the shares of the with the specific industry. Net operating flows of funds are the only Company based on a comparison of the Company to comparable relevant flows when estimating the value of an investment or asset, companies in similar lines of business that are publicly traded or since they are what finally provide the return to the investor. which are part of a public or private transaction.

Discounted cash flows (“DCF”) method

The most accepted and widely used method for valuing companies in Chile is the Discounted Future Cash Flows method, as it represents the capacity that the assets have to generate funds over time.

The value of a company is basically a function of two main factors: The first represented by the capacity of its assets to generate cash flows and the second, the discount rate corresponding to the opportunity cost rate of the capital, which is represented by the WACC (Weighted Average Cost of Capital).

This method projects the future profits (earnings) of the company and therefore the return that the investment is able to generate.

The market value is determined by the relationship between the projected returns and applying the corresponding risk rate.

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Valuation concepts (cont.)

Discount rate: Market Multiples :

WACC – The returns required by both debt and equity investors, • In the case of the economic valuation, the average market multiples weighted by their respective contributions of capital. The conventional Value / EBITDA were obtained using a sample of public companies formula for deriving the WACC and the associated definitions is that operate in the generation, transmission and distribution presented below: businesses. Valuations using market multiples were used to corroborate the values obtained using the discounted cash flow WACC = Kd * (1-t) * (Percent Debt) + Ke * (Percent Equity) methodology. where Percent Debt is Debt/capital as a percentage of total invested capital, t is effective tax rate and Percent Equity is Equity/capital as a percentage of the total invested capital.

The cost of equity capital is estimated using the Capital Asset Pricing Model (CAPM), which assumes the cost of equity is equal to the return on risk-free securities plus the ERP adjusted for the company’s systematic risk (Beta). The general formula for the cost of equity is: ke = rf + ß * ( E(rm) -rf ) +Pr Where rf is the risk-free rate, ( E(rm) -rf ) is the Risk Premium and ß is the beta coefficient of the equity (associated risk factor) for a given industry or sector of the market, and SSP represents the Size Premium assigned by the market to smaller sized companies.

The market recognizes as risk-free (or zero-risk) investment, the document issued or guaranteed by the State, such as Central Bank bonds. The Risk Premium is a function of: 1) the expected market return less the risk-free rate and, 2) the beta coefficient which represents the correction factor to the risk premium required for a typical market asset, according to the larger or smaller variability that the returns of the investment have shown historically, as compared to the historical performance of market returns.

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Other assumptions

Assumptions Description

Operational revenue and costs The financial projections are generated from the operating model used in each of the operations in Colombia, Peru, Brazil and Argentina. PwC Chile did not have access to these operating models and, consequently, did not review the source of these projections. However, Management did present an overview of the models’ projected commodity prices and exchange rates, quantities and an analysis of the financial projections in comparison to the historical financial statements of each operation, together with the business strategy and an analysis of the impact of projected capex on each these projections.

Working capital Projected working capital in based on forecasted accounts receivables and payables for 2016. Thereafter the projections are based on maintaining DSO (days sales outstanding) and DPO (days payable outstanding) at a constant level going forward.

Income tax rate The income tax rates correspond to the tax rates applicable in each country.

Discount rate Discount rates refer to the weighted average cost of capital (WACC) calculated by PwC for each business sector and by country.

Capex – maintenance and re- Management provided the capex projections for both maintenance and re-investment over the period investment of the financial projections. The capex considered in the terminal year of the projections (that is used to value the residual flows) were estimated by PwC based on a combination of the business plans, projected growth rates and the competitive landscape in each of the countries.

Growth considered in terminal Considers a combination of the long-term projected inflation and GDP’s of Colombia, Peru, Argentina value y Brazil, adjusted for each of the business sectors operated in each of these countries (generation, transmission and distribution). Also, the competitive landscape in each country was analysed and the potential impact of new technology.

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Other assumptions (cont.)

Assumptions Description

Other considerations Cash, financial debt and equivalents

Obtained from the individual financial statements of Enersis, Endesa and Chilectra at 30 June 2016, as provided by Management.

Tax costs and benefits related to the Reorganization operation Provided by Management for Chile and the Americas.

Argentina operations

50% of the value has been attributed to the resulting discounted cash flows related to the Argentina operations, due to the current political turmoil and monetary restrictions that restrict the possibility of extract profits from that country.

Contingencies y lawsuits

Based on information provided in the dataroom, there are no known ongoing or potential lawsuits and contingencies at 30 June 2016 that would require an incremental financial impact in excess of what is already recorded in the Group’s financial statements and that could significantly affect our conclusions.

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Contents Executive summary Results of the valuation Appendices Glossary

Glossary

Term Definition

ARS Argentinian Peso

BRL Brazilian Real

CAGR Compound annual growth rate CAPM Capital Asset Pricing Model CLP Chilean Peso COP Colombian Peso DCF Discounted cash flow Dx Distribution EBIT Earnings before interest and tax

EBITDA Earnings before interest, tax, depreciation and amortization Eq. Equity ERP Equity Risk Premium

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Contents Executive summary Results of the valuation Appendices Glossary

Glossary (cont.)

Term Definition

EV Enterprise value FCF Free cash flows FX Foreign Exchange

FY Financial year beginning 1st January and ending 31st December g Perpetual growth rate GDP Gross Domestic Product GWh Gigawatt-Hour Gx Generation IFRS International Financial Reporting Standards Kd Cost of debt LoB Line of Business Management The Management of Endesa

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Contents | Executive summary | Results of the valuation | Appendices | Glossary

Glossary (cont.)

Term	Definition
MILA	Mercado Integrado Latino Americano (Integrated Latin American Market)
MW	Megawatt
NOPAT	Net operating profit after tax
NPAT	Net profit after tax
NPV	Net Present Value
P/E	Price to earnings ratio
PEN	Peruvian Nuevo Sol
PwC Chile	PricewaterhouseCoopers Chile
Rf	Risk-free rate
S.A.	Sociedad anónima
Tx	Transmission
USA	United States of America

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Contents Executive summary Results of the valuation Appendices Glossary

Glossary (cont.)

Term Definition

Valuation Date June 30th, 2016

M Million

K Thousand

WACC Weighted average cost of capital

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